Exhibit 4(b)


                                                   EXECUTION COPY




                        U.S. $500,000,000


          SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                    Dated as of May __, 2000


                              Among

                       ENTERGY CORPORATION

                           as Borrower

                     THE BANKS NAMED HEREIN


                            as Banks


                         CITIBANK, N.A.

                     as Administrative Agent


                    SALOMON SMITH BARNEY INC.

                      as Sole Lead Arranger

                               and

                      THE BANK OF NEW YORK

                      as Syndication Agent

                        TABLE OF CONTENTS

Section                                                       Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS                      1

    SECTION 1.01.  Certain Defined Terms.                       1
    SECTION 1.02.  Computation of Time Periods.                10
    SECTION 1.03.  Accounting Terms.                           10

ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES                   10

    SECTION 2.01.  The Contract Advances.                      10
    SECTION 2.02.  Making the Contract Advances.               11
    SECTION 2.03.  The Auction Advances.                       12
    SECTION 2.04.  Fees.                                       16
    SECTION 2.05.  Adjustment of the Commitments.              16
    SECTION 2.06.  Repayment of Contract Advances.             17
    SECTION 2.07.  Interest on Contract Advances.              17
    SECTION 2.08.  Additional Interest on Eurodollar Rate
                   Advances.                                   17
    SECTION 2.09.  Interest Rate Determination.                17
    SECTION 2.10.  Conversion of Contract Advances.            18
    SECTION 2.11.  Prepayments.                                19
    SECTION 2.12.  Increased Costs.                            19
    SECTION 2.13.  Illegality.                                 20
    SECTION 2.14.  Payments and Computations.                  20
    SECTION 2.15.  Taxes.                                      22
    SECTION 2.16.  Sharing of Payments, Etc.                   23
    SECTION 2.17.  Extension of Termination Date.              24

ARTICLE III CONDITIONS OF LENDING                              25

    SECTION 3.01.  Conditions Precedent to Initial Advances.   25
    SECTION 3.02.  Conditions Precedent to Each Contract
                   Borrowing.                                  26
    SECTION 3.03.  Conditions Precedent to Each Auction
                   Borrowing.                                  27
    SECTION 3.04.  Conditions Precedent to Each Extension of the
                   Revolving Period.                           28

ARTICLE IV REPRESENTATIONS AND WARRANTIES                      28

    SECTION 4.01.  Representations and Warranties of the
                   Borrower.                                   28

ARTICLE V COVENANTS OF THE BORROWER                            30

    SECTION 5.01.  Affirmative Covenants.                      30
    SECTION 5.02.  Negative Covenants.                         33

ARTICLE VI EVENTS OF DEFAULT AND REMEDIES                      35

    SECTION 6.01.  Events of Default.                          35
    SECTION 6.02.  Remedies.                                   36

ARTICLE VII THE AGENT                                          37

    SECTION 7.01.  Authorization and Action.                   37
    SECTION 7.02.  Administrative Agent's Reliance, Etc.       37
    SECTION 7.03.  Citibank and Affiliates.                    38
    SECTION 7.04.  Lender Credit Decision.                     38
    SECTION 7.05.  Indemnification.                            38
    SECTION 7.06.  Successor Administrative Agent.             38

ARTICLE VIII MISCELLANEOUS                                     39

    SECTION 8.01.  Amendments, Etc.                            39
    SECTION 8.02.  Notices, Etc.                               40
    SECTION 8.03.  No Waiver; Remedies.                        40
    SECTION 8.04.  Costs and Expenses; Indemnification.        40
    SECTION 8.05.  Right of Set-off.                           41
    SECTION 8.06.  Binding Effect.                             42
    SECTION 8.07.  Assignments and Participations.             42
    SECTION 8.08.  Governing Law.                              46
    SECTION 8.09.  Consent to Jurisdiction; Waiver of
                   Jury Trial.                                 46
    SECTION 8.10.  Execution in Counterparts.                  46


                            SCHEDULES

Schedule I  -       List of Applicable Lending Offices
Schedule II -       Commitment Schedule


                            EXHIBITS

Exhibit A-1 -       Form of Contract Note
Exhibit A-2 -       Form of Auction Note
Exhibit B-1 -       Form of Notice of Contract Borrowing
Exhibit B-2 -       Form of Notice of Auction Borrowing
Exhibit B-3 -       Form of Notice of Conversion
Exhibit C   -       Form of Assignment and Acceptance
Exhibit D   -       Form of Opinion of Counsel for the Borrower
Exhibit E   -       Form of Opinion of Special New York
                    Counsel to the Administrative Agent

          SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                    Dated as of May 18, 2000



     ENTERGY CORPORATION, a Delaware corporation (the "Borrower"), the banks (the "Banks") listed on the signature pages hereof, and Citibank, N.A. ("Citibank"), as administrative agent (the "Administrative Agent") for the Lenders hereunder, agree as follows:


                            ARTICLE I
                DEFINITIONS AND ACCOUNTING TERMS


     SECTION 1.01.  Certain Defined Terms.

     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Advance"  means  a  Contract  Advance  or  an  Auction
     Advance.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

          "Agreement" means this Credit Agreement, as amended, supplemented or modified from time to time.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to such Auction Advance.

          "Applicable Margin" means, for any Eurodollar Rate Advance or any Base Rate Advance, (i) on any date the Utilization Percentage equals or is less than 50% (without giving effect to any Auction Reduction), the Eurodollar Margin or Base Rate Margin interest rate per annum set forth below in the columns identified as Level 1, Level 2, Level 3, Level 4 and Level 5, and (ii) on any date the Utilization Percentage exceeds 50% (without giving effect to any Auction Reduction), the Utilized Eurodollar Margin or Utilized Base Rate Margin interest rate per annum set forth below in the columns identified as Level 1, Level 2, Level 3, Level 4 and Level 5, in each case, determined by reference to the Relevant Rating.

                         Level 1   Level 2    Level 3    Level 4   Level 5
                        Relevant  Relevant  Relevant   Relevant   Relevant
                         Ratings   Ratings    Ratings    Ratings   Ratings
                                  Less than  Less than  Less than   below
     S&P                  A- or   Level 1    Level 2    Level 3    BBB-*
                         better   and BBB+   and BBB    and BBB-    or
   Moody's                 and    or better  or better  or better  below
                          A3 or     and        and        and      Baa3*
                         better   Baa1 or    Baa2 or    Baa3 or
                                   better     better     better

Interest Rate Per Annum
Eurodollar Margin        0.400%    0.500%    0.550%     0.800%     1.750%
Base Rate Margin         0.000%    0.000%    0.000%     0.000%     0.750%
Utilized Eurodollar      0.525%    0.625%    0.675%     1.050%     2.000%
  Margin
Utilized Base Rate       0.000%    0.000%    0.000%     0.050%     1.000%
  Margin

                                                       *or unrated

     Any change in the Applicable Margin will be effective as of the date on which S&P or Moody's, as the case may be, announces the applicable change in any Senior Debt Rating.

          "Assignment  and  Acceptance" means an  assignment  and
     acceptance entered into by a Lender and an assignee of  that
     Lender,  and  accepted  by  the  Administrative  Agent,   in
     substantially the form of Exhibit C hereto.

          "Auction Advance" means an advance by a Lender to the Borrower as part of an Auction Borrowing resulting from the auction bidding procedure described in Section 2.03.

          "Auction Borrowing" means a borrowing consisting of simultaneous Auction Advances from each of the Lenders whose offer to make one or more Auction Advances as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 2.03.

          "Auction Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from an Auction Advance made by such Lender.

          "Auction  Reduction"  has  the  meaning  specified   in
     Section 2.01.

          "Base Rate" means, for any period, a fluctuating interest rate per annum at all times equal to the higher of:

          (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; and

          (b) 1/2 of 1% per annum above the Federal Funds Rate in effect from time to time.

          "Base Rate Advance" means a Contract Advance that bears interest as provided in Section 2.07(a).

          "Borrowing"  means a Contract Borrowing or  an  Auction
     Borrowing.

          "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "Capitalization" means, as of any date of determination, with respect to the Borrower and its subsidiaries determined on a consolidated basis, an amount equal to the sum of (i) the total principal amount of all Debt of the Borrower and its subsidiaries outstanding on such date, (ii) Consolidated Net Worth as of such date and
     (iii) to the extent not otherwise included in Capitalization, all preferred stock and other preferred securities of the Borrower and its subsidiaries, including preferred securities issued by any subsidiary trust, outstanding on such date.

          "Commitment" has the meaning specified in Section 2.01.

          "Consolidated Net Worth" means the sum of the capital stock (excluding treasury stock and capital stock subscribed for and unissued) and surplus (including earned surplus, capital surplus and the balance of the current profit and loss account not transferred to surplus) accounts of the Borrower and its subsidiaries appearing on a consolidated balance sheet of the Borrower and its subsidiaries prepared as of the date of determination in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e), after eliminating all intercompany transactions and all amounts properly attributable to minority interests, if any, in the stock and surplus of subsidiaries.

          "Contract Advance" means an advance by a Lender to the Borrower as part of a Contract Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of Contract Advance.

          "Contract Borrowing" means a borrowing consisting of simultaneous Contract Advances of the same Type made by each of the Lenders pursuant to Section 2.01 or Converted pursuant to Section 2.09 or 2.10.

          "Contract Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Contract Advances made by such Lender.

          "Convert", "Conversion" and "Converted" each refers to a conversion of Contract Advances of one Type into Contract Advances of another Type or the selection of a new, or the renewal of the same, Interest Period for Eurodollar Rate Advances pursuant to Section 2.09 or 2.10.

          "Debt" of any Person means (without duplication) all liabilities, obligations and indebtedness (whether contingent or otherwise) of such Person (i) for borrowed money or evidenced by bonds, debentures, notes, or other similar instruments, (ii) to pay the deferred purchase price of property or services (other than such obligations incurred in the ordinary course of business on customary trade terms, provided that such obligations are not more than 30 days past due), (iii) as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases,
     (iv) under reimbursement agreements or similar agreements with respect to the issuance of letters of credit (other than obligations in respect of letters of credit opened to provide for the payment of goods or services purchased in the ordinary course of business), (v) under any Guaranty Obligations and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

          "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "Eligible  Assignee" means a Person  (a)  (i)  that  is
     (A) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (B) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $500,000,000, provided that such bank is acting through a branch or agency located in the United States or another country which is also a member of OECD; or (C) a Lender or a commercial bank Affiliate of any Lender immediately prior to an assignment and (ii) whose long-term public senior debt securities are rated at least "BBB-" by S&P or at least "Baa3" by Moody's; or (b) that is approved by the Borrower (whose approval shall not be unreasonably withheld) and the Administrative Agent.

          "Entergy  Arkansas"  means Entergy Arkansas,  Inc.,  an
     Arkansas corporation.

          "Entergy Gulf States" means Entergy Gulf States, Inc., a Texas corporation.

          "Entergy  Louisiana" means Entergy Louisiana,  Inc.,  a
     Louisiana corporation.

          "Entergy Mississippi" means Entergy Mississippi, Inc., a Mississippi corporation.

          "Entergy New Orleans" means Entergy New Orleans, Inc., a Louisiana corporation.

          "Environmental Laws" means any federal, state or local laws, ordinances or codes, rules, orders, or regulations relating to pollution or protection of the environment, including, without limitation, laws relating to hazardous substances, laws relating to reclamation of land and waterways and laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollution, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

          "ERISA"  means the Employee Retirement Income  Security
     Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder, each as amended and modified from time to time.

          "ERISA Affiliate" of a person or entity means any trade or business (whether or not incorporated) that is a member of a group of which such person or entity is a member and that is under common control with such person or entity within the meaning of Section 414 of the Internal Revenue Code of 1986, and the regulations promulgated and rulings issued thereunder, each as amended or modified from time to time.

          "ERISA Plan" means an employee benefit plan maintained for employees of any Person or any ERISA Affiliate of such Person subject to Title IV of ERISA.

          "ERISA Termination Event" means (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to PBGC), or (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from an ERISA Plan during a plan year in which the Borrower or any of its ERISA Affiliates was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate an ERISA Plan or the treatment of an ERISA Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate an ERISA Plan by the PBGC or to appoint a trustee to administer any ERISA Plan, or (v) any other event or condition that would constitute grounds under
     Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer any ERISA Plan.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "Eurodollar Rate" means, for the Interest Period for each Eurodollar Rate Advance made as part of the same Contract Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England, to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance made as part of such Contract Borrowing and for a period equal to such Interest Period. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance made as part of the same Contract Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.09.

          "Eurodollar Rate Advance" means a Contract Advance that bears interest as provided in Section 2.07(b).

          "Eurodollar Rate Reserve Percentage" of any Lender for the Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "Events  of  Default"  has  the  meaning  specified  in
     Section 6.01.

          "Existing Credit Agreement" means that certain Credit Agreement, dated as of September 17, 1998, among the Borrower, certain banks and Citibank, N.A., as agent for such banks, as amended and restated by the Amendment and Restatement, dated as of September 15, 1999.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fee Letter" means that certain letter agreement, dated as of April 6, 2000, among the Borrower, the Administrative
     Agent and Salomon Smith Barney Inc.

          "Guaranty  Obligations" means (i)  direct  or  indirect
     guaranties in respect of, and obligations to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, Debt of any Person and (ii) other guaranty or similar obligations in respect of the financial obligations of others, including, without limitation, Support Obligations.

          "Interest Period" means, for each Contract Advance made as part of the same Contract Borrowing, the period commencing on the date of such Contract Advance or the date of the Conversion of any Contract Advance into such a Contract Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be 1, 2, 3 or 6 months in the case of a Eurodollar Rate Advance, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

               (i) the Borrower may not select any Interest Period that ends after the Termination Date;

               (ii) Interest Periods commencing on the same date for Contract Advances made as part of the same Contract
          Borrowing shall be of the same duration; and

               (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurodollar Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

          "Junior  Subordinated  Debentures"  means  any   junior
     subordinated deferrable interest debentures issued by any Significant Subsidiary or Entergy New Orleans from time to time.

          "Lenders" means the Banks listed on the signature pages hereof and each Person that shall become a party hereto pursuant to Section 8.07.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person or any of its subsidiaries shall be deemed to own, subject to a Lien, any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Majority Lenders" means at any time Lenders holding at least 66-2/3% of the then aggregate unpaid principal amount of the Contract Notes held by Lenders, or, if no such principal amount is then outstanding, Lenders having at least 66-2/3% of the Commitments (without giving effect to any termination in whole of the Commitments pursuant to
     Section 6.02), provided, that for purposes hereof, neither the Borrower, nor any of its Affiliates, if a Lender, shall be included in (i) the Lenders holding such amount of the Contract Advances or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the Contract Advances or the total Commitments.

          "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

          "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding three plan years made or accrued an obligation to make contributions.

          "Non-Recourse Debt" means any Debt of any subsidiary of the Borrower that does not constitute Debt of the Borrower, any Significant Subsidiary or Entergy New Orleans.

          "Note" means a Contract Note or an Auction Note.

          "Notice   of   Contract  Borrowing"  has  the   meaning
     specified in Section 2.02(a).

          "Notice of Auction Borrowing" has the meaning specified in Section 2.03(a).

          "OECD" means the Organization for Economic Cooperation and Development.

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Prepayment Event" means the occurrence of any event or the existence of any condition under any agreement or instrument relating to any Debt of the Borrower or of a Significant Subsidiary that, in either case, is outstanding in a principal amount in excess of $50,000,000 in the aggregate, which occurrence or event results in the declaration of such Debt being due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

          "Reference Banks" means Citibank, The Bank of New York and Bank One, NA.

          "Register"    has    the    meaning    specified     in
     Section 8.07(c).

          "Relevant  Rating"  means Senior Debt  Ratings  of  the
     Significant Subsidiary (other than SERI) having the second lowest Senior Debt Ratings from Moody's and S&P of all Significant Subsidiaries (other than SERI).

          "Reportable Event" has the meaning assigned to that term in Title IV of ERISA.

          "Revolving Period" means the period beginning the date hereof and ending on May 17, 2001, or such later date as to which the Lenders may from time to time agree pursuant to
     Section 2.17.

          "S&P"  means  Standard  & Poor's  Ratings  Services,  a
     division  of  The  McGraw-Hill  Companies,  Inc.,   or   any
     successor thereto.

          "SEC"  means the United States Securities and  Exchange
     Commission.

          "SEC    Order"    has   the   meaning   specified    in
     Section 3.01(a)(iii).

          "Senior Debt Rating" means, as to any Person, the rating assigned by Moody's or S&P to the senior secured long-term debt of such Person.

          "SERI"   means  Systems  Energy  Resources,  Inc.,   an
     Arkansas corporation.

          "Significant Subsidiary" means Entergy Arkansas, Entergy Gulf States, Entergy Louisiana, Entergy Mississippi, SERI and any other domestic regulated utility subsidiary of the Borrower: (i) the total assets (after intercompany eliminations) of which exceed 5% of the total assets of the Borrower and its subsidiaries or (ii) the net worth of which exceeds 5% of the Consolidated Net Worth of the Borrower and its subsidiaries, in each case as shown on the most recent audited consolidated balance sheet of the Borrower and its subsidiaries.

          "Support Obligations" means any financial obligation, contingent or otherwise, of any Person guaranteeing or otherwise supporting any Debt or other obligation of any other Person in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt,
     (ii) to purchase property, securities or services for the purpose of assuring the owner of such Debt of the payment of such Debt, (iii) to maintain working capital, equity capital, available cash or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Debt, (iv) to provide equity capital under or in respect of equity subscription arrangements so as to assure any Person with respect to the payment of such Debt or the performance of such obligation, or (v) to provide financial support for the performance of, or to arrange for the performance of, any non-monetary obligations or non-funded debt payment obligations (including, without limitation, guaranties of payments under power purchase or other similar arrangements) of the primary obligor.

          "Term Election" has the meaning assigned to that term in Section 2.17(a).

          "Termination  Date"  means  the  earlier  to  occur  of
     (i) the last day of the Revolving Period, or, if the Borrower shall have made the Term Election, the first anniversary of the last day of the Revolving Period, and
     (ii) the earlier date of termination in whole of the Commitments pursuant to Section 2.05 or Section 6.02 hereof.

          "Utilization Percentage" means, as of any time for  the
     determination thereof, the percentage obtained  by  dividing
     the   aggregate   outstanding  Advances  by  the   Aggregate
     Commitments then in effect.

          "Yield" means, for any Auction Advance, the effective rate per annum at which interest on such Auction Advance is payable, computed on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

     SECTION 1.02.  Computation of Time Periods.

     In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means
"from  and  including" and the words "to" and "until" each  means
"to but excluding".

     SECTION 1.03.  Accounting Terms.

     All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) hereof.


                           ARTICLE II
                AMOUNTS AND TERMS OF THE ADVANCES

     SECTION 2.01.  The Contract Advances.

     Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Contract Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set opposite such Lender's name on Schedule II hereto or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section 2.05 or Section 2.17 (such Lender's "Commitment"), provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the Auction Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be applied to the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being an "Auction Reduction"). Each Contract Borrowing shall be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Contract Advances of the same Type and, in the case of Eurodollar Rate Advances or, having the same Interest Period made or Converted on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may from time to time borrow, prepay pursuant to Section 2.11 and reborrow under this Section 2.01; provided, however, that at no time may the principal amount outstanding hereunder exceed the aggregate amount of the Commitments.

     SECTION 2.02.  Making the Contract Advances.

     (a)   Each Contract Borrowing shall be made on notice, given
(i) in the case of a Contract Borrowing comprising Eurodollar Rate Advances, not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Contract Borrowing, and (ii) in the case of a Contract Borrowing comprising Base Rate Advances, not later than 11:00 A.M. (New York City time) on the date of the proposed Contract Borrowing, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof. Each such notice of a Contract Borrowing (a "Notice of Contract Borrowing") shall be transmitted by telecopier, telex or cable, confirmed immediately in writing, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (A) date of such Contract Borrowing, (B) Type of Contract Advances to be made in connection with such Contract Borrowing, (C) aggregate amount of such Contract Borrowing, and (D) in the case of a Contract Borrowing comprising Eurodollar Rate Advances, initial Interest Period for each such Contract Advance. Each Lender shall, before (x) 12:00 noon (New York City time) on the date of any Contract Borrowing comprising Eurodollar Rate Advances, and (y) 1:00 P.M. (New York City time) on the date of any Contract Borrowing comprising Base Rate Advances, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in same day funds, such Lender's ratable portion of such Contract Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address.

     (b) Each Notice of Contract Borrowing shall be irrevocable and binding on the Borrower. In the case of any Notice of Contract Borrowing requesting Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Contract Borrowing for such Contract Borrowing the applicable conditions set forth in
Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Contract Advance to be made by such Lender as part of such Contract Borrowing when such Contract Advance, as a result of such failure, is not made on such date.

     (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Contract Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Contract Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Contract Borrowing in accordance with subsection (a) of this
Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower (following the Administrative Agent's demand on such Lender for the corresponding amount) severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Contract Advances made in connection with such Contract Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Contract Advance as part of such Contract Borrowing for purposes of this Agreement.

     (d) The failure of any Lender to make the Contract Advance to be made by it as part of any Contract Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Contract Advance on the date of such Contract Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Contract Advance to be made by such other Lender on the date of any Contract Borrowing.

     SECTION 2.03.  The Auction Advances.

     (a) Each Lender severally agrees that the Borrower may request Auction Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 31 days prior to the earlier to occur of the last day of the Revolving Period and the Termination Date in the manner set forth below; provided that, following the making of each Auction Borrowing, the aggregate amount of the Advances then
outstanding  shall  not  exceed  the  aggregate  amount  of   the
Commitments of the Lenders (computed without regard to any Auction Reduction).

          (i) The Borrower may request an Auction Borrowing by delivering to the Administrative Agent (A) by telecopier, telex or cable, confirmed immediately in writing, a notice of an Auction Borrowing (a "Notice of Auction Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying the date and aggregate amount of the proposed Auction Borrowing, the maturity date for repayment of each Auction Advance to be made as part of such Auction Borrowing (which maturity date may not be earlier than the date occurring 30 days after the date of such Auction Borrowing or later than the earliest to occur of (1) 180 days after the date of the proposed Auction Borrowing (2) the last day of the Revolving Period and (3) the Termination Date), the interest payment date or dates relating thereto (which shall occur at least every 90 days), and any other terms to be applicable to such Auction Borrowing, not later than 10:00 A.M.
     (New York City time) (x) at least one Business Day prior to the date of the proposed Auction Borrowing, if the Borrower shall specify in the Notice of Auction Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum and (y) at least four Business Days prior to the date of the proposed Auction Borrowing, if the Borrower shall specify in the Notice of Auction Borrowing the basis (such as a quoted
     London interbank offered rate or the Federal Funds Rate) to be used by the Lenders in determining the rates of interest to be offered by them and (B) payment in full to the Administrative
     Agent of the aggregate auction administration fee specified in
     Section 2.04(b) hereof. The Administrative Agent shall in turn promptly notify each Lender of each request for an Auction Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Auction Borrowing.

          (ii) Each Lender may, in its sole discretion, if it elects to do so, irrevocably offer to make one or more Auction Advances to the Borrower as part of such proposed Auction Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M.
     (New York City time) (A) on the date of such proposed Auction Borrowing, in the case of a Notice of Auction Borrowing delivered pursuant to clause (A)(x) of paragraph (i), above, and (B) three Business Days before the date of such proposed Auction Borrowing, in the case of a Notice of Auction Borrowing delivered pursuant to clause (A)(y) of paragraph (i), above, of the minimum amount and maximum amount of each Auction Advance that such Lender would be willing to make as part of such proposed Auction Borrowing
     (which amounts may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment), the rate or rates of interest therefor, the basis, rate and margin used by such Lender (if applicable) in determining the rate or rates of interest so offered and the Yield (if different from such rate or rates), the interest period relating thereto and such Lender's Applicable Lending Office with respect to such Auction Advance; provided that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative
     Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Auction Advance as part of such Auction Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Auction Advance as part of such proposed Auction Borrowing.

          (iii) The Borrower shall, in turn, (A) before 11:00 A.M.
     (New York City time) on the date of such proposed Auction Borrowing, in the case of a Notice of Auction Borrowing delivered pursuant to clause (A)(x) of paragraph (i), above and (B) before 1:00 P.M. (New York City time) three Business Days before the date of such proposed Auction Borrowing, in the case of a Notice of Auction Borrowing delivered pursuant to clause (A)(y) of paragraph (i), above, either

               (1) cancel such Auction Borrowing by giving the Administrative Agent notice to that effect, or

               (2) irrevocably accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, subject only to the provisions of this paragraph (iii), by giving notice to the Administrative Agent of the amount of each Auction Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Lender for such Auction Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Auction Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Administrative Agent notice to that effect; provided, however, that (w) the Borrower shall not accept an offer made pursuant to paragraph (ii) above, at any Yield if the Borrower shall have, or shall be deemed to have, rejected any other offer made pursuant to paragraph (ii) above, at a lower Yield, (x) if the Borrower declines to accept, or is otherwise restricted by the provisions of this Agreement from accepting, the maximum aggregate principal amount of Auction Borrowings offered at the same Yield pursuant to paragraph (ii) above, then the Borrower shall accept a pro rata portion of each offer made at such Yield, based as nearly as possible on the ratio of the aggregate principal amount of such offers to be accepted by the Borrower to the maximum aggregate principal amount of such offers made pursuant to paragraph (ii) above (rounding up or down to the next higher or lower multiple of $1,000,000), (y) no offer made pursuant to paragraph (ii) above shall be accepted unless the Auction Borrowing in respect of such offer is in an integral multiple of $1,000,000 and the aggregate amount of such offers accepted by the Borrower is equal to at least $5,000,000, and
          (z) no offer made pursuant to paragraph (ii) above shall be accepted at any interest rate in excess of the Base Rate then in effect plus 2% per annum (or such higher rate as may be permitted by applicable law, regulation or order).

  Any offer or offers made pursuant to paragraph (ii) above not expressly accepted or rejected by the Borrower in accordance with this paragraph (iii) shall be deemed to have been rejected by the Borrower.

          (iv) If the Borrower notifies the Administrative Agent that such Auction Borrowing is canceled pursuant to clause (1) of paragraph (iii) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such Auction Borrowing shall not be made.

          (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to clause (2) of paragraph (iii) above, the Administrative Agent shall in turn promptly notify
     (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Auction Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make an Auction
     Advance as part of such Auction Borrowing of the amount of each Auction Advance to be made by such Lender as part of such Auction Borrowing, and (C) each Lender that is to make an Auction Advance as part of such Auction Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make an Auction Advance as part of such Auction Borrowing shall, before 12:00 noon (New York City time) on the date of such Auction Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02 such Lender's portion of such Auction Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address.
     Promptly after each Auction Borrowing the Administrative Agent will notify each Lender of the amount of the Auction Borrowing, the consequent Auction Reduction and the dates upon which such Auction Reduction commenced and will terminate.

          (vi) If the Borrower accepts one or more of the offers made by any Lender pursuant to clause (B) of paragraph (iii) above, the Borrower shall indemnify such Lender against any loss, cost or expense incurred by such Lender as a result of any failure by the Borrower to fulfill on or before the date specified for such Auction Borrowing the applicable conditions set forth in
     Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund the Auction Advance to be made by such Lender as part of such Auction Borrowing when such Auction Advance, as a result of such failure, is not made on such date.

     (b) Each Auction Borrowing shall be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each Auction Borrowing, the Borrower shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection (a) above.

     (c)  Within the limits and on the conditions set forth in this
Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this Section 2.03, provided that an Auction Borrowing shall not be made within three Business Days of the date of any other Auction Borrowing.

     (d) The Borrower shall repay to the Administrative Agent for the account of each Lender that has made an Auction Advance, or each other holder of an Auction Note, on the maturity date of each Auction Advance (such maturity date being that specified by the Borrower for repayment of such Auction Advance in the related
Notice of Auction Borrowing delivered pursuant to subsection (a)(i) above and provided in the Auction Note evidencing such Auction Advance), the then unpaid principal amount of such Auction Advance. The Borrower shall have no right to prepay any principal amount of any Auction Advance unless, and then only on the terms, specified by the Borrower for such Auction Advance in the related Notice of Auction Borrowing delivered pursuant to subsection (a)(i)(A) above and set forth in the Auction Note evidencing such Auction Advance.

     (e) The Borrower shall pay interest on the unpaid principal amount of each Auction Advance from the date of such Auction Advance to the date the principal amount of such Auction Advance is repaid in full, at the rate of interest for such Auction Advance specified by the Lender making such Auction Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such Auction Advance in the related Notice of Auction Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Auction Note evidencing such Auction Advance; provided, however, that, if and for so long as a Prepayment Event or an Event of Default shall have occurred and be continuing, the unpaid principal amount of each Auction Advance shall (to the fullest extent permitted by law) bear interest until paid in full at a rate per annum equal at all times to the Base Rate plus 2% per annum, payable upon demand.

     (f) The indebtedness of the Borrower resulting from each Auction Advance made to the Borrower as part of an Auction Borrowing shall be evidenced by a separate Auction Note of the Borrower payable to the order of the Lender making such Auction Advance.

     SECTION 2.04.  Fees.

     (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee on the average daily amount of such Lender's Commitment (without giving effect to any Auction Reduction) from the date hereof in the case of each Bank, and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender, in the case of each other Lender, until the earlier to occur of the Termination Date and, in the case of the termination in whole of a Lender's
Commitment   pursuant  to  Section  2.05,  the   date   of   such
termination, payable on the last day of each March, June, September and December during such period, and on the Termination
Date   at  the  rate  per annum set forth below  in  the  columns identified as Level 1, Level 2, Level 3, Level 4, and Level 5, determined by reference to the Relevant Rating:

               Level 1   Level 2    Level 3   Level 4    Level 5
               Relevant  Relevant  Relevant  Relevant   Relevant
                Ratings  Ratings    Ratings   Ratings    Ratings
                 A- or  Less than Less than Less than  below BBB-*
    S&P         better   Level 1    Level 2   Level 3      or
  Moody's         and    and BBB+  and BBB    and BBB-   below
                 A3 or   or better or better  or better   Baa3*
                better   and Baa1   and Baa2  and Baa3
                         or better  or better  or better

 Rate Per Annum
 Facility Fee   0.100%     0.125%     0.150%    0.200%    0.250%


                                                      *or unrated

Any change in the facility fee will be effective as of the date on which S&P or Moody's, as the case may be, announces the applicable change in any Senior Debt Rating.

     (b) The Borrower agrees to pay to the Administrative Agent for its own account an auction administration fee in the amount of $2,000 in respect of each Auction Borrowing requested by the Borrower pursuant to Section 2.03(a)(i), payable on the date of such request.

     SECTION 2.05.  Adjustment of the Commitments.

     (a) The Borrower shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate principal amount of the Auction Advances then outstanding, and provided, further, that each partial reduction shall be in the aggregate amount of $1,000,000 or an integral multiple thereof.

     (b) If the Borrower shall make the Term Election, then on the last day of the Revolving Period, the Commitments shall be permanently reduced to an amount equal to the aggregate principal amount of Advances then outstanding. In addition, if on any date following the last day of the Revolving Period the aggregate principal amount of Advances then outstanding shall be less than the Commitments, then on such date the Commitments shall be permanently reduced to an amount equal to the aggregate principal amount of Advances then outstanding.

     SECTION 2.06.  Repayment of Contract Advances.

     The Borrower shall repay the principal amount of each Contract Advance made by each Lender in accordance with the Contract Note to the order of such Lender.

     SECTION 2.07.  Interest on Contract Advances.

     The Borrower shall pay interest on the unpaid principal amount of each Contract Advance made by each Lender from the date of such Contract Advance until such principal amount shall be paid in full, at the following rates per annum:

     (a) Base Rate Advances. If such Contract Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time plus the Applicable Margin for such Base
Rate Advance in effect from time to time, payable quarterly on the last day of each March, June, September and December and on the date such Base Rate Advance shall be Converted or paid in full.

     (b) Eurodollar Rate Advances. Subject to Section 2.08, if such Contract Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Contract Advance to the sum of the Eurodollar Rate for such Interest
Period plus the Applicable Margin for such Eurodollar Rate
Advance in effect from time to time, payable on the last day of each Interest Period for such Eurodollar Rate Advance and on the date such Eurodollar Rate Advance shall be Converted or paid in full and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period.

     SECTION 2.08.  Additional Interest on Eurodollar Rate Advances.

     The Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such Contract Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Contract Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Contract Advance. Such additional interest shall be determined by such Lender and notified to the Borrower through the Administrative Agent, and such determination shall be conclusive and binding for all purposes, absent manifest error.

     SECTION 2.09.  Interest Rate Determination.

     (a) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

     (b) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of
Section 2.07(a) or (b) and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.07(b).

     (c) If fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances,

          (i) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

          (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

          (iii) the obligation of the Lenders to make, or to Convert Contract Advances into Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     (d) If, with respect to any Eurodollar Rate Advances, the Majority Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon

          (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

          (ii) the obligation of the Lenders to make, or to Convert Contract Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION 2.10.  Conversion of Contract Advances.

     (a) Voluntary. The Borrower may, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.09 and 2.13, on any Business Day, Convert all Contract Advances of one Type made in connection with the same Contract Borrowing into Advances of another Type; provided, however, that any Conversion of, or with respect to, any Eurodollar Rate Advances into Advances of another Type shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Advances, unless the Borrower shall also reimburse the Lenders in respect thereof pursuant to Section 8.04(b) on the date of such Conversion. Each such notice of a Conversion (a "Notice of Conversion") shall be by telecopier, telex or cable, confirmed immediately in writing, in substantially the form of Exhibit B-3 hereto, specifying therein (i) the date of such Conversion,
(ii) the Contract Advances to be Converted, and (iii) if such Conversion is into, or with respect to, Eurodollar Rate Advances, the duration of the Interest Period for each such Contract Advance.

     (b) Mandatory. If a Borrower shall fail to select the Type of any Contract Advance or the duration of any Interest Period for any Contract Borrowing comprising Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01 and Section 2.10(a), or if any proposed Conversion of a Contract Borrowing that is to comprise Eurodollar Rate Advances upon Conversion shall not occur as a result of the circumstances described in paragraph (c) below, the Administrative Agent will forthwith so notify the Borrower and the Lenders, and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

     (c) Failure to Convert. Each notice of Conversion given pursuant to subsection (a) above shall be irrevocable and binding on the Borrower. In the case of any Contract Borrowing that is to comprise Eurodollar Rate Advances upon Conversion, the Borrower agrees to indemnify each Lender against any loss, cost or expense incurred by such Lender if, as a result of the failure of the Borrower to satisfy any condition to such Conversion (including, without limitation, the occurrence of any Prepayment Event or Event of Default, or any event that would constitute an Event of Default or a Prepayment Event with notice or lapse of time or both), such Conversion does not occur. The Borrower's obligations under this subsection (c) shall survive the repayment of all other amounts owing to the Lenders and the Administrative Agent under this Agreement and the Notes and the termination of the Commitments.

     SECTION 2.11.  Prepayments.

     The Borrower may, upon notice received by the Administrative Agent prior to 11:00 A.M. (New York City time) on any Business Day, with respect to Base Rate Advances, and upon at least two Business Days' notice to the Administrative Agent, with respect to Eurodollar Rate Advances, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances made as part of the same Contract Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 or any integral multiple of $100,000 in excess thereof and (ii) in the case of any such prepayment of an Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(b) on the date of such prepayment.

     SECTION 2.12.  Increased Costs.

     (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements in the case of Eurodollar Rate Advances, included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

     (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type (including such Lender's commitment to lend hereunder) or the Advances, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder or the Advances made by such Lender. A certificate in reasonable detail as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

     SECTION 2.13.  Illegality.

     Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of, any change in or any change in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) the obligation of the Lenders to make, or to Convert Contract Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist and (ii) the Borrower shall forthwith prepay in full all Eurodollar Rate Advances of all Lenders then outstanding, together with interest accrued thereon, unless the Borrower, within five Business Days of notice from the Administrative Agent, Converts all Eurodollar Rate Advances of all Lenders then outstanding into Advances of another Type in accordance with Section 2.10.

     SECTION 2.14.  Payments and Computations.

     (a) The Borrower shall make each payment hereunder and under the Notes not later than 12:00 noon (New York City time) on the day when  due  in  U.S. dollars to the Administrative  Agent  at  its
address  referred  to  in Section 8.02 in same  day  funds.   The
Administrative  Agent  will  promptly  thereafter  cause  to   be
distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.02(c), 2.03, 2.08, 2.12, 2.15 or 8.04(b))
to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from  and  after the effective date specified in such  Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to
such   Assignment  and  Acceptance  shall  make  all  appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under any Note held by such Lender, to charge from time to time to the extent permitted by law against any or all of the Borrower's accounts with such Lender any amount so due.

     (c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of facility fees and interest payable on Auction Advances shall be made by the Administrative Agent, and all computations of interest pursuant to Section 2.08 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Administrative Agent
(or, in the case of Section 2.08, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative
Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender.
If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

     (f) Notwithstanding anything to the contrary contained herein, any amount payable by the Borrower hereunder or under any Note that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall (to the fullest extent permitted by law) bear interest from the date when due until paid in full at a rate per annum equal at all times to the Base Rate plus 2%, payable upon demand.

     SECTION 2.15.  Taxes.

     (a) Any and all payments by the Borrower hereunder or under the Contract Notes shall be made, in accordance with Section 2.14, free and clear of and without deduction for any and all present
or   future  taxes,  levies,  imposts,  deductions,  charges   or
withholdings,   and   all  liabilities  with   respect   thereto,
excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any  political subdivision thereof (all such non-excluded  taxes,
levies,   imposts,   deductions,   charges,   withholdings    and
liabilities  being hereinafter referred to as "Taxes").   If  the
Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums
payable   under   this   Section  2.15)  such   Lender   or   the
Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

     (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. Nothing herein shall preclude the right of the Borrower to contest any such Taxes or Other Taxes so paid, and the Lenders in question or the Administrative Agent (as the case may be) will, following notice from, and at the expense of, the Borrower, take such actions as the Borrower may reasonably request to preserve the Borrower's rights to contest such Taxes or Other Taxes, and, promptly following receipt of any refund of amounts with respect to Taxes or Other Taxes for which such Lenders or the Administrative Agent were previously indemnified under this Section 2.15, pay to the Borrower such refunded amounts (including any interest paid by the relevant taxing authority with respect to such amounts).

     (d) Prior to the date of the initial Borrowing in the case of each Bank, and on the date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter if requested by the Borrower or the Administrative Agent, each Lender organized under the laws of a jurisdiction outside the United States shall provide the Administrative Agent and the Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying that such Lender is exempt from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes.. If for any reason during the term of this Agreement, any Lender becomes unable to submit the forms referred to above or the information or representations contained therein are no longer accurate in any material respect, such Lender shall notify the Administrative Agent and the Borrower in writing to that effect. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any Note are not subject to United States withholding tax, the Borrower or, if the Borrower fails to do so, the Administrative Agent, shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

     (e) Any Lender claiming any additional amounts payable pursuant to this Section 2.15 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office or take other actions customary or otherwise reasonable under the circumstances if the making of such a change or the taking of such actions would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

     (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.15 shall survive the payment in full of principal and interest hereunder and under the Notes.

     SECTION 2.16.  Sharing of Payments, Etc.

     If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Contract Advances made by it (other than pursuant to Section 2.02(c), 2.08, 2.12, 2.15 or 8.04(b)) in excess of its ratable share of payments on account of the Contract Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Contract Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     SECTION 2.17.  Extension of Termination Date.

     (a) At least 30 but no more than 45 days prior to the end of the then-current Revolving Period, the Borrower may, by delivering a written request to the Administrative Agent (each such request being irrevocable), request that the Revolving Period be extended for  an additional period of 364 days, commencing on the last day of the then-current Revolving Period. Any such notice shall also indicate whether the Borrower elects, in the event that the Lenders determine not to extend the Revolving Period as requested by  the Borrower, to extend the then-stated Termination Date from the last day of the then-current Revolving Period to the first anniversary of the last day of the then-current Revolving Period
(any  such  election to so extend the Termination Date being  the
"Term   Election").   Upon  receipt  of  any  such  notice,   the
Administrative Agent shall promptly communicate such request to the Lenders.

     (b) No earlier than 30 days prior, and no later than 20 days prior, to the end of the then-current Revolving Period, each Lender may indicate to the Administrative Agent whether the Borrower's request to so extend the then-current Revolving Period is acceptable to such Lender, it being understood that the determination by each Lender will be in its sole and absolute discretion and that the failure of any Lender to so respond within such period shall be deemed to constitute a refusal by such Lender to consent to such requests (any Lender refusing or deemed to refuse any such request, a "Non-Consenting Lender").
The Administrative Agent will notify the Borrower, in writing, of the Lenders' decisions no later than 15 days prior to the end of the then-current Revolving Period.

     (c)  Subject to the satisfaction of the conditions set forth in
Section 3.04, in the event that Lenders having more than 50% of the Commitments have consented to the Borrower's request to extend the then-current Revolving Period, the then-current
Revolving Period shall be extended for an additional period of 364 days with respect to the Commitments of such Lenders. The Commitments of Non-Consenting Lenders with respect to such request shall automatically terminate on the last day of the then-current Revolving Period (and the principal amount of all Advances made by such Non-Consenting Lenders, together with accrued interest to such date, shall be repaid), unless assigned pursuant to Section 8.07(i) hereof in which case the then-current Revolving Period shall be extended for such additional period with respect to such Commitments.

     (d)  Subject to the satisfaction of the conditions set forth in
Section 3.04, in the event that (i) Lenders having 50% or less of the Commitments have consented to the Borrower's request to extend the then-current Revolving Period and (ii) Commitments and Advances of Non-Consenting Lenders with respect to such request which have been assigned pursuant to Section 8.07(i) hereof, when aggregated with the Commitments of such consenting Lenders, comprise more than 50% of the Commitments, the then-current Revolving Period shall be extended for an additional period of 364 days with respect to such Commitments. The Commitments of the Non-Consenting Lenders shall automatically terminate on the last day of the then-current Revolving Period (and the principal amount of all Advances made by such Non-Consenting Lenders, together with accrued interest to such date, shall be repaid), unless assigned pursuant to Section 8.07(i) hereof.

     (e)  Subject to the satisfaction of the condition set forth in
Section 3.04(d)(ii), in the event that any request by the Borrower pursuant to subsection (a) above shall be denied and the Borrower shall have indicated in such request that, in the event of such denial, it has determined to effect the Term Election, then, effective as of the last day of the Revolving Period, the Termination Date shall be extended to the first anniversary of such day. In addition, in the event that the Borrower shall not have requested an extension of the then-current Revolving Period pursuant to subsection (a) above, the Borrower may nonetheless make the Term Election by giving written notice to such effect to the Administrative Agent at least ten Business Days prior to the last day of the then-current Revolving Period (which shall promptly give notice thereof to the Lenders), whereupon, subject to the satisfaction of the condition set forth in Section 3.04(d)(ii), the Termination Date shall, effective as of such last day, be extended to the first anniversary of such last day..

     (f) Notwithstanding anything contained herein to the contrary, the Borrower's right to effect the Term Election as provided in either subsection (a) or (e), above, shall not affect any rights or remedies that the Lenders or the Administrative Agent may have at such time under Section 6.01 as a result of any Event of Default or Prepayment Event, or event that would constitute an Event of Default or Prepayment Event with notice or lapse of time or both, which may have occurred and then be continuing, either at the time of the giving of such notice or on the last day of the then-current Revolving Period.

     (g) Notwithstanding any other provision of this Agreement, the Revolving Period may be extended more than once pursuant to this
Section 2.17 and the Term Election may be effected on the last day of the Revolving Period whether or not the same has been extended one or more times pursuant to this Section 2.17.

                           ARTICLE III
                      CONDITIONS OF LENDING

     SECTION 3.01.  Conditions Precedent to Initial Advances.

     The obligation of each Lender to make its initial Advance is subject to the conditions precedent that on or before the date of such Advance:

     (a) The Administrative Agent shall have received the following, each dated the same date (except for the financial statements referred to in paragraph (iv) below), in form and substance satisfactory to the Administrative Agent and (except for the Contract Notes) with one copy for each Lender:

          (i) The Contract Notes payable to the order of each of the Lenders, respectively;

          (ii) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action with respect to this Agreement and the Notes;

          (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying (A) the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder; (B) that attached thereto are true and correct copies of the Certificate of Incorporation and the By Laws of the Borrower, in each case in effect on such date; and
     (C) that attached thereto are true and correct copies of all governmental and regulatory authorizations and approvals required for the due execution, delivery and performance of this Agreement and the Notes, including, without limitation, a copy of the orders (File No. 70-8903) of the SEC under the Public Utility Holding Company Act of 1935 authorizing the Borrower's execution, delivery and performance of this Agreement and the Notes (collectively, the "SEC Order");

          (iv) Copies of the consolidated balance sheets of the Borrower and its subsidiaries as of December 31, 1999, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its subsidiaries for the fiscal year then ended, and copies of the consolidated financial statements of the Borrower and its subsidiaries as of March 31, 2000, in each case certified by a duly authorized officer of the Borrower as having been prepared in accordance with generally accepted accounting principles consistently applied;

          (v) A favorable opinion of counsel for the Borrower, acceptable to the Administrative Agent, substantially in the form of Exhibit D hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request;

          (vi) A favorable opinion of King & Spalding, Special New York counsel for the Administrative Agent, substantially in the form of Exhibit E hereto; and

          (vii) A duly executed and delivered Form U-1, in the form prescribed by Regulation U issued by the Board of Governors of the Federal Reserve System.

     (b) The Administrative Agent shall have received the fees payable pursuant to the Fee Letter.

     (c) The commitments of the lenders under the Existing Credit Agreement shall have been terminated, and the obligations of the Borrower under the Existing Credit Agreement to such lenders shall have been paid in full.

     SECTION 3.02.  Conditions Precedent to Each Contract Borrowing.

     The obligation of each Lender to make a Contract Advance on the occasion of each Contract Borrowing (including the initial
Contract Borrowing) shall be subject to the further conditions precedent that on the date of such Contract Borrowing:

     (a) the following statements shall be true (and each of the giving of the applicable Notice of Contract Borrowing or Notice of Conversion and the acceptance by the Borrower of any proceeds of a Contract Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Contract Borrowing or Conversion, as applicable, such statements are true):

          (i) The representations and warranties contained in Section 4.01 (excluding those contained in subsections (e) and (f) thereof if such Contract Borrowing does not increase the aggregate outstanding principal amount of Contract Advances over the aggregate outstanding principal amount of all Contract Advances immediately prior to the making of such Contract Borrowing) are correct on and as of the date of such Contract Borrowing, before and after giving effect to such Contract Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

          (ii) No event has occurred and is continuing, or would result from such Contract Borrowing or from the application of the proceeds therefrom, that constitutes a Prepayment Event or an Event of Default or would constitute an Event of Default or a Prepayment Event with notice or lapse of time or both.

     (b) The Administrative Agent shall have received such other approvals, opinions or documents with respect to the truth of the foregoing statements (i) and (ii) as any Lender through the Administrative Agent may reasonably request.

     SECTION 3.03.  Conditions Precedent to Each Auction Borrowing.

     The obligation of each Lender that is to make an Auction Advance as part of any Auction Borrowing (including the initial Auction Borrowing) to make such Auction Advance is subject to the conditions precedent that on the date of such Auction Borrowing:

     (a) The Administrative Agent shall have received the written confirmatory Notice of Auction Borrowing with respect thereto.

     (b) The Administrative Agent shall have received an Auction Note, duly executed by the Borrower, payable to the order of such Lender for each of the Auction Advances to be made by such Lender as part of such Auction Borrowing, in a principal amount equal to the principal amount of the Auction Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Auction Advance in accordance with Section 2.03.

     (c) The following statements shall be true (and each of the giving of the applicable Notice of Auction Borrowing and the acceptance by a Borrower of the proceeds of such Auction
Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Auction Borrowing such statements are true):

          (i) The representations and warranties contained in Section 4.01 are correct on and as of the date of such Auction Borrowing, before and after giving effect to such Auction Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

          (ii) No event has occurred and is continuing, or would result from such Auction Borrowing or from the application of the proceeds therefrom, that constitutes a Prepayment Event or an Event of Default or that would constitute an Event of Default or a Prepayment Event with notice or lapse of time or both.

     (d) The Borrower shall have delivered to the Administrative Agent copies of such other approvals and documents with respect to the truth of the foregoing statements (i) and (ii) as any Lender through the Administrative Agent may reasonably request.

     SECTION 3.04.  Conditions Precedent to Each Extension of the
Revolving Period.

     In the event that the Borrower shall request an extension of the Revolving Period pursuant to Section 2.17, such extension shall take effect only upon the satisfaction of the following conditions precedent, together with such other conditions precedent as the extending Lenders may require in connection with such extension:

     (a) The Administrative Agent shall have prepared and delivered to the Borrower and each Lender (including each new bank and other financial institution to which a non-extending Lender's Commitment has been assigned pursuant to Section 8.07(i) hereof)
a   revised  Schedule  II  which  reflects  the  Commitments,  as applicable, of each Lender.

     (b)  The Borrower shall have paid all fees under or referenced in
Section 2.04 hereof, to the extent then due and payable.

     (c) The Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated by Section 2.17 as the Administrative Agent shall reasonably request, including, without limitation, copies of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing the extension of the Termination Date.

     (d) The following statements shall be true on and as of the last day of the then-current Revolving Period:

          (i) The representations and warranties contained in Section 4.01 are correct, provided that, the representations contained in subsections (e) and (f) thereof are made with respect to the Borrower's Annual Report on Form 10-K most recently filed with the SEC and Quarterly Reports on Form 10-Q, if any, filed with the SEC after such Form 10-K; and

          (ii) No event has occurred and is continuing, or would result from such extension of the Termination Date, that constitutes a Prepayment Event or an Event of Default or would constitute an Event of Default or a Prepayment Event with notice or lapse of time or both.

                           ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES

     SECTION 4.01.  Representations and Warranties of the Borrower.

     The Borrower represents and warrants as follows:

     (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted or the property owned, operated or leased by it requires such qualification, except where failure to so qualify would not materially adversely affect its condition (financial or otherwise), operations, business, properties, or prospects.

     (b) The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by laws, (ii) law applicable to the Borrower or its properties or
(iii) any contractual or legal restriction binding on or affecting the Borrower or its properties.

     (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes, except for the following (each of which has been duly filed or obtained, and is final and in full force and effect): (i) the filing of the Declaration on Form U-1 and amendments and exhibits thereto in File No. 70-8903 and (ii) the SEC Order.

     (d) This Agreement is, and the Notes when delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject, however, to any applicable bankruptcy, reorganization, rearrangement, moratorium or similar laws affecting generally the enforcement of creditors' rights and remedies and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     (e) The consolidated financial statements of the Borrower and its subsidiaries as of December 31, 1999 and for the year ended on such date, as set forth in the Borrower's Annual Report on Form 10-K for the fiscal year ended on such date, as filed with the SEC, accompanied by an opinion of PricewaterhouseCoopers LLP, and the consolidated financial statements of the Borrower and its subsidiaries as of March 31, 2000, and for the three-month period ended on such date set forth in the Borrower's Quarterly Report on Form 10-Q for the fiscal quarter ended on such date, as filed with the SEC, copies of each of which have been furnished to each Bank, fairly present (subject, in the case of such statements dated March 31, 2000, to year-end adjustments) the consolidated financial condition of the Borrower and its subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its subsidiaries for the periods ended on such dates, in accordance with generally accepted accounting principles consistently applied. Except as disclosed in the Borrower's Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2000, since December 31, 1999, there has been no material adverse change in the financial condition or operations of the Borrower.

     (f) Except as disclosed in the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and the Borrower's Quarterly Report on Form 10-Q for the period ended March 31, 2000, there is no pending or threatened action or proceeding affecting the Borrower or any of its subsidiaries before any court, governmental agency or arbitrator that, if determined adversely, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), operations, business, properties or prospects of the Borrower or on its ability to perform its obligations under this Agreement or any Note, or that purports to affect the legality, validity, binding effect or enforceability of this Agreement or any Note. There has been no change in any matter disclosed in such filings that could reasonably be expected to result in such a material adverse effect.

     (g) No event has occurred and is continuing that constitutes a Prepayment Event or an Event of Default or that would constitute an Event of Default or a Prepayment Event but for the requirement that notice be given or time elapse or both.

     (h) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and not more than 25% of the value of the assets of the Borrower and its subsidiaries subject to the restrictions of Section 5.02(a), (c) or (d) is, on the date hereof, represented by margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

     (i) The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment advisor" within the meaning of the Investment Company Act of 1940, as amended. The Borrower is a "holding company" as that term is defined in, and is registered under, the Public Utility Holding Company Act of 1935.

     (j) No ERISA Termination Event has occurred, or is reasonably expected to occur, with respect to any ERISA Plan that may materially and adversely affect the condition (financial or otherwise), operations, business, properties or prospects of the Borrower and its subsidiaries, taken as a whole.

     (k) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) with respect to each ERISA Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Banks, is complete and accurate and fairly presents the funding status of such ERISA Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

     (l) The Borrower has not incurred, and does not reasonably expect to incur, any withdrawal liability under ERISA to any Multiemployer Plan.

                            ARTICLE V
                    COVENANTS OF THE BORROWER

     SECTION 5.01.  Affirmative Covenants.

     So long as any Note or any amount payable by the Borrower hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Majority
Lenders shall otherwise consent in writing:

     (a) Keep Books; Corporate Existence; Maintenance of Properties; Compliance with Laws; Insurance; Taxes; Inspection Rights.

          (i) keep proper books of record and account, all in accordance with generally accepted accounting principles;

          (ii) except as otherwise permitted by Section 5.02(c), preserve and keep in full force and effect its existence and preserve and keep in full force and effect its licenses, rights and franchises to the extent necessary to carry on its business;

          (iii) maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition, and from time to time make or cause to be made all needful and proper repairs, renewals, replacements and improvements, in each case to the extent such properties are not obsolete and not necessary to carry on its business;

          (iv) comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or its property, except to the extent being contested in good faith by appropriate proceedings, and compliance with ERISA and Environmental Laws;

          (v) maintain insurance with responsible and reputable insurance companies or associations or through its own program of self-insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which it operates and furnish to the Administrative Agent, within a reasonable time after written request therefor, such information as to the insurance carried as any Lender, through the Administrative
     Agent, may reasonably request;

          (vi) pay and discharge its obligations and liabilities in the ordinary course of business, except to the extent that such obligations and liabilities are being contested in good faith by appropriate proceedings; and

          (vii) from time to time upon reasonable notice, permit or arrange for the Administrative Agent, the Lenders and their respective agents and representatives to inspect the records and books of account of the Borrower and its subsidiaries during regular business hours.

     (b)  Use of Proceeds.  The Borrower may use the proceeds of the
Borrowings   for   only  (i)  general  corporate   purposes   and
(ii) subject to the terms and conditions of this Agreement, repurchases of common stock of the Borrower and/or investments in nonregulated and/or nonutility businesses.

(c)  Reporting Requirements.  Furnish to the Lenders:

          (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, (A) consolidated balance sheets of the Borrower and its subsidiaries as of the end of such quarter and (B) consolidated statements of income and retained earnings of the Borrower and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, each certified by a duly authorized officer of the Borrower as having been prepared in accordance with generally accepted accounting principles, consistently applied;

          (ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the annual report for such year for the Borrower and its subsidiaries, containing consolidated financial statements for such year certified without qualification by PricewaterhouseCoopers LLP (or such other nationally recognized public accounting firm as the Administrative Agent may approve), and certified by a duly authorized officer of the Borrower as having been prepared in accordance with generally accepted accounting principles, consistently applied;

          (iii) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower and within 120 days after the end of the fiscal year of the Borrower, a certificate of a duly authorized officer of the Borrower, stating that no Prepayment Event or Event of Default has occurred and is continuing, or if a Prepayment Event or Event of Default has occurred and is continuing, a statement setting forth details of such Prepayment Event or Event of Default, as the case may be, and the action that the Borrower has taken and proposes to take with respect thereto;

          (iv) as soon as possible and in any event within five days after the Borrower has knowledge of the occurrence of each Prepayment Event, Event of Default and each event that, with the giving of notice or lapse of time or both, would constitute an Event of Default, continuing on the date of such statement, a statement of the duly authorized officer of the Borrower setting forth details of such Prepayment Event, Event of Default or event, as the case may be, and the actions that the Borrower has taken and proposes to take with respect thereto;

          (v) as soon as possible and in any event within five days after the Borrower receives notice of the commencement of any litigation against, or any arbitration, administrative, governmental or regulatory proceeding involving, the Borrower or any of its subsidiaries, that, if adversely determined, could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), operations, business, properties or prospects of the Borrower, notice of such litigation describing in reasonable detail the facts and circumstances concerning such litigation and the Borrower's or such subsidiary's proposed actions in connection therewith;

          (vi) promptly after the sending or filing thereof, copies of all reports that the Borrower sends to any of its securities holders, and copies of all reports and registration statements which the Borrower files with the SEC or any national securities exchange pursuant to the Securities Act of 1933 or the Exchange Act, and of all certificates pursuant to Rule 24 which the Borrower files with the SEC pursuant to the Public Utility Holding Company Act of 1935 in connection with the proceeding of the SEC in File No. 70-8903 related to the SEC Order or any subsequent proceedings related thereto;

          (vii) as soon as possible and in any event (A) within 30 days after the Borrower knows or has reason to know that any ERISA Termination Event described in clause (i) of the definition of ERISA Termination Event with respect to any ERISA Plan has occurred and (B) within 10 days after the Borrower knows or has reason to know that any other ERISA Termination Event with respect to any ERISA Plan has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Termination Event and the action, if any, that the Borrower proposes to take with respect thereto;

          (viii) promptly and in any event within two Business Days after receipt thereof by the Borrower from the PBGC, copies of each notice received by the Borrower of the PBGC's intention to terminate any ERISA Plan or to have a trustee appointed to administer any ERISA Plan;

          (ix) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form
     5500 Series) with respect to each ERISA Plan;

          (x) promptly and in any event within five Business Days after receipt thereof by the Borrower from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower concerning the imposition of withdrawal liability pursuant to
     Section 4202 of ERISA;

          (xi) promptly and in any event within five Business Days after Moody's or S&P has changed any Senior Debt Rating of any Significant Subsidiary, notice of such change; and

          (xii) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

     SECTION 5.02.  Negative Covenants.

     So long as any Note or any amount payable by the Borrower hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Lenders:

     (a) Liens, Etc. Create or suffer to exist any Lien upon or with respect to any of its properties (including, without limitation, any shares of any class of equity security of any of its Significant Subsidiaries or of Entergy New Orleans), in each case to  secure  or  provide  for the payment  of  Debt,  other  than:
(i)  Liens in existence on the date of this Agreement; (ii) Liens for taxes, assessments or governmental charges or levies to the extent not past due, or which are being contested in good faith in appropriate proceedings diligently conducted and for which the Borrower has provided adequate reserves for the payment thereof in  accordance  with  generally accepted  accounting  principles;
(iii) pledges or deposits in the ordinary course of business to secure obligations under worker's compensation laws or similar legislation; (iv) other pledges or deposits in the ordinary course of business (other than for borrowed monies) that, in the aggregate, are not material to the Borrower; (v) purchase money mortgages or other liens or purchase money security interests upon or in any property acquired or held by the Borrower in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property; (vi) Liens imposed by law such as materialmen's, mechanics', carriers', workers' and repairmen's Liens and other similar Liens arising in the ordinary course of business for sums not yet due or currently
being   contested  in  good  faith  by  appropriate   proceedings
diligently conducted; (vii) attachment, judgment or other similar Liens arising in connection with court proceedings, provided that such Liens, in the aggregate, shall not exceed $50,000,000 at any one  time  outstanding, (viii) other Liens not otherwise referred to  in  the  foregoing clauses (i) through (vii) above,  provided that  such Liens, in the aggregate, shall not exceed $100,000,000 at any one time and (ix) Liens created for the sole purpose of extending, renewing or replacing in whole or in part Debt secured by any Lien referred in the foregoing clauses (i) through (vi) above, provided that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement, as the case may be, shall be limited to all or a part of the property or Debt that secured the Lien so extended, renewed or replaced (and any improvements on such property); provided, further, that no Lien permitted under the foregoing clauses (i) through (ix) shall be placed upon any shares of any class of equity security of any Significant Subsidiary or of Entergy New Orleans unless the
obligations  of  the  Borrower  to  the  Lenders  hereunder   are
simultaneously and ratably secured by such Lien pursuant to documentation satisfactory to the Lenders.

     (b)  Limitation on Debt.   Permit the total principal amount of
all Debt of the Borrower and its subsidiaries, determined on a consolidated basis and without duplication of liability therefor, at any time to exceed 65% of Capitalization determined as of the last day of the most recently ended fiscal quarter of the Borrower; provided, however, that for purposes of this Section 5.02(b) "Debt" and "Capitalization" shall not include (i) Junior Subordinated Debentures issued to a subsidiary trust which has issued preferred securities that are included in the calculation of "Capitalization" and (ii) any Debt of any subsidiary of the Borrower that is Non-Recourse Debt.

     (c) Mergers, Etc. Merge with or into or consolidate with or into any other Person, except that the Borrower may merge with any other Person, provided that, immediately after giving effect to any such merger, (i) the Borrower is the surviving corporation or (A) the surviving corporation is organized under the laws of one of the states of the United States of America and assumes the Borrower's obligations hereunder in a manner acceptable to the Majority Lenders, and (B) after giving effect to such merger, the Relevant Rating shall be at least BBB- and Baa3, (ii) no event shall have occurred and be continuing that constitutes a Prepayment Event or an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both, and (iii) the Borrower shall not be liable with respect to any Debt or allow its property to be subject to any Lien which would not be permissible with respect to it or its property under this Agreement on the date of such transaction.

     (d) Disposition of Assets. Sell, lease, transfer, convey or otherwise dispose of (whether in one transaction or in a series of transactions) any shares of voting common stock (or of stock or other instruments convertible into voting common stock) of any Significant Subsidiary or of Entergy New Orleans, or permit any Significant Subsidiary or Entergy New Orleans to issue, sell or otherwise dispose of any of its shares of voting common stock (or of stock or other instruments convertible into voting common stock), except to the Borrower or a Significant Subsidiary.

                           ARTICLE VI
                 EVENTS OF DEFAULT AND REMEDIES

     SECTION 6.01.  Events of Default.

     Each of the following events shall constitute an "Event of Default" hereunder:

     (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable, or shall fail to pay interest thereon or any other amount payable under this Agreement or any of the Notes within three Business Days after the same becomes due and payable; or

     (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect or misleading in any material respect when made; or

     (c) The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(b) or 5.02 or
(ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

     (d) The Borrower shall fail to pay any principal of or premium or interest on any Debt of the Borrower that is outstanding in a principal amount in excess of $50,000,000 in the aggregate (but excluding Debt evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or

     (e) The Borrower, any Significant Subsidiary or Entergy New Orleans shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, any Significant Subsidiary or Entergy New Orleans seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower, any Significant Subsidiary or Entergy New Orleans shall take any corporate action to authorize or to consent to any of the actions set forth above in this subsection (e); or

     (f) Any judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Borrower and either
(i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (g) (i) An ERISA Plan of the Borrower or any ERISA Affiliate of the Borrower shall fail to maintain the minimum funding standards required by Section 412 of the Internal Revenue Code of 1986 for any plan year or a waiver of such standard is sought or granted under Section 412(d) of the Internal Revenue Code of 1986, or
(ii) an ERISA Plan of the Borrower or any ERISA Affiliate of the Borrower is, shall have been or will be terminated or the subject of termination proceedings under ERISA, or (iii) the Borrower or any ERISA Affiliate of the Borrower has incurred or will incur a liability to or on account of an ERISA Plan under Section 4062, 4063 or 4064 of ERISA and there shall result from such event either a liability or a material risk of incurring a liability to the PBGC or an ERISA Plan, or (iv) any ERISA Termination Event with respect to an ERISA Plan of the Borrower or any ERISA
Affiliate of the Borrower shall have occurred, and in the case of any event described in clauses (i) through (iv), (A) such event
(if correctable) shall not have been corrected and (B) the then-present value of such ERISA Plan's vested benefits exceeds the then-current value of assets accumulated in such ERISA Plan by more than the amount of $25,000,000 (or in the case of an ERISA Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount).

     SECTION 6.02.  Remedies.

     If any Prepayment Event or Event of Default shall occur and be continuing, then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower, any Significant Subsidiary or Entergy New Orleans under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                           ARTICLE VII
                            THE AGENT

     SECTION 7.01.  Authorization and Action.

     Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

     SECTION 7.02.  Administrative Agent's Reliance, Etc.

     Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender which is the payee of such Note, as assignor, and any assignee pursuant to Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements,  warranties or representations  (whether  written  or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 7.03.  Citibank and Affiliates.

     With respect to its Commitment, the Advances made by it and the Notes issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its subsidiaries and any Person who may do business with or own securities of the Borrower or any such subsidiary, all as if Citibank were not the Administrative Agent and without any duty to account therefor to the Lenders.

     SECTION 7.04.  Lender Credit Decision.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in
Section 4.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 7.05.  Indemnification.

     The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Contract Notes then held by each of them (or if no Contract Notes are at the time outstanding or if any Contract Notes are held by Persons which are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the
Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such expenses are reimbursable by the Borrower but for which the Administrative Agent is not reimbursed by the Borrower.

     SECTION 7.06.  Successor Administrative Agent.

     The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority
Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent, which, for so long as no Prepayment Event or Event of Default has occurred and is continuing, shall be a Lender and shall be approved by the Borrower (with such approval not to be unreasonably withheld or delayed). If no successor Administrative Agent shall have been so appointed by the Majority Lenders and approved by the Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any other country that is a member of the OECD having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. Notwithstanding the foregoing, if no Prepayment Event or Event of Default, and no event that with the giving of notice or the passage of time, or both, would constitute an Prepayment Event or Event of Default, shall have occurred and be continuing, then no successor Administrative Agent shall be appointed under this Section 7.06 without the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed.


                          ARTICLE VIII
                          MISCELLANEOUS

     SECTION 8.01.  Amendments, Etc.

     No amendment or waiver of any provision of this Agreement or the Contract Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than any Lender that is the Borrower or an Affiliate of the Borrower), do any of the following: (a) waive any of the conditions specified in
Section 3.01, 3.02, 3.03 or 3.04, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Contract Notes or any fees or other amounts payable hereunder,
(d) other than pursuant to Section 2.17 hereof, postpone any date fixed for any payment of principal of, or interest on, the Contract Notes or any fees or other amounts payable hereunder,
(e) other than pursuant to Section 2.05(b) or Section 2.17 hereof, change the percentage of the Commitments or of the aggregate unpaid principal amount of the Contract Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder or (f) amend this
Section 8.01 or Section 2.17; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note.

     SECTION 8.02.  Notices, Etc.

     All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at 639 Loyola Avenue, New Orleans, LA 70113, Attention:
Treasurer; if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, at its address at Two Pennsway, Suite 200, New Castle, Delaware 19720, Attention: Bank Loan Syndications, John Williams (Telephone: 302-894-6013,
Telecopier: 302-894-6120); or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or VII shall not be effective until received by the Administrative Agent. Except as otherwise provided in Section 5.01(c), notices and other communications given by the Borrower to the Administrative Agent shall be deemed given to the Lenders.

     SECTION 8.03.  No Waiver; Remedies.

     No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 8.04.  Costs and Expenses; Indemnification.

     (a) The Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent in connection with the preparation, execution, delivery, syndication administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement. Any invoices to the Borrower with respect to the aforementioned expenses shall
describe  such  costs  and expenses in  reasonable  detail.   The
Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, counsel fees and expenses of outside counsel and of internal counsel), incurred by the Administrative Agent and the Lenders in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of, and the protection of the rights of the Lenders under, this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a).

     (b) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Contract Advance, as a result of a payment or Conversion pursuant to Section 2.09(d), 2.10 or 2.13, acceleration of the maturity of the Notes pursuant to Section 6.02, assignment to another Lender upon demand of the Borrower pursuant to Section 8.07(i) or (j) or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits upon such Lender's representation to the Borrower that it has made reasonable efforts to mitigate such loss), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Contract Advance. Any Lender making a demand pursuant to this Section 8.04(b) shall provide the Borrower with a written certification of the amounts required to be paid to such Lender, showing in reasonable detail the basis for the Lender's determination of such amounts; provided, however, that no Lender shall be required to disclose any confidential or proprietary information in any certification provided pursuant hereto, and the failure of any Lender to provide such certification shall not affect the obligations of the Borrower hereunder.

     (c) The Borrower hereby agrees to indemnify and hold each Lender, the Administrative Agent and their respective Affiliates and their respective officers, directors, employees and professional advisors (each, an "Indemnified Person") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorney's fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding) that any of them may incur or which may be claimed against any of them by any person or entity by reason of or in connection with the execution, delivery or performance of this Agreement, the Notes or any transaction contemplated thereby, or the use by the Borrower or any of its subsidiaries of the proceeds of any Advance, except that no Indemnified Person shall be entitled to any indemnification hereunder to the extent that such claims, damages, losses, liabilities, costs or expenses are finally determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person. The Borrower's obligations under this
Section 8.04(c) shall survive the repayment of all amounts owing to the Lenders and the Administrative Agent under this Agreement and the Notes and the termination of the Commitments. If and to the extent that the obligations of the Borrower under this
Section 8.04(c) are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

     SECTION 8.05.  Right of Set-off.

     Upon (i) the occurrence and during the continuance of any Event of Default or Prepayment Event and (ii) the making of the request or the granting of the consent specified by Section 6.02 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and any Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

     SECTION 8.06.  Binding Effect.

     This Agreement shall become effective when it shall have been executed by the Borrower, the Lenders and the Administrative Agent and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

     SECTION 8.07.  Assignments and Participations.

     (a) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Contract Advances owing to it and the Contract Note or Notes held by it); provided, however, that
(i) the Borrower and the Administrative Agent shall have consented to such assignment (such consent not to be unreasonably withheld or delayed) by signing the Assignment and Acceptance referred to in clause (iv) below; (ii) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any Auction Advances or Auction Notes); (iii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 and shall be an integral multiple of $1,000,000 (or shall be the total amount of the assigning Lender's Commitment); and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Contract Note or Notes subject to such assignment and a processing and recordation fee of $3,000 (plus an amount equal to out-of-pocket legal expenses of the Administrative Agent, estimated by the Administrative Agent and advised to such parties). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Notwithstanding anything to the contrary contained in this Agreement, any Lender at any time may assign all or any portion of its rights and obligations under this Agreement to any Affiliate of such Lender.

     (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (c) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Contract Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Contract
Note or Notes subject to such assignment, the Administrative
Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Contract Note or Notes a new Contract Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Contract Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new
Contract Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered
Contract Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto.

     (e) Each Lender may assign to one or more banks or other entities any Auction Note or Notes held by it, without the consent of the Borrower.

     (f) Each Lender may sell participations to one or more banks, financial institutions or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, and (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

     (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender.

     (h) If any Lender shall fail to consent to the extension of the Termination Date pursuant to Section 2.17, then upon notification by the Administrative Agent of such Lender's refusal pursuant to
Section 2.17(b), the Borrower may demand that such Lender assign, prior to the last day of the then-current Revolving Period, in accordance with this Section 8.07 to one or more assignees designated by the Borrower and acceptable to the Administrative Agent all (but not less than all) of such Lender's Commitment and the Contract Advances owing to it. If any such assignee designated by the Borrower shall fail to consummate such assignment on terms acceptable to such Lender, or if the Borrower shall fail to designate any such assignee for all of such Lender's Commitment or Advances, then such Lender may assign, prior to the last day of the then-current Revolving Period, such Commitment and Advances to any other assignee acceptable to the Administrative Agent in accordance with this Section 8.07; it being understood for purposes of this Section 8.07(i) that such assignment shall be conclusively deemed to be on terms acceptable to such Lender, and such Lender shall be compelled to consummate such assignment to an assignee designated by the Borrower, if such assignee (i) shall agree to such assignment in substantially the form of Exhibit C hereto and (ii) shall offer compensation to such Lender in an amount equal to the sum of the principal amount of all Contract Advances outstanding to such Lender plus all interest accrued thereon to the date of such payment plus all other amounts payable by the Borrower to such Lender hereunder (whether or not then due) as of the date of such payment accrued in favor of such Lender hereunder.

     (i)  If any Lender shall make any demand for payment under
Section 2.12 or 2.15, or if any Lender shall be the subject of any notification or assertion of illegality under Section 2.13, then within 30 days after any such demand (if, but only if, such demanded payment has been made by the Borrower) or notification or assertion, the Borrower may, with the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and provided that no Prepayment Event, Event of Default or event that, with the giving of notice or lapse of time or both, would constitute an Event of Default, shall then have occurred and be continuing, demand that such Lender assign in accordance with this Section 8.07 to one or more assignees designated by the Borrower and acceptable to the Administrative Agent all (but not less than all) of such Lender's Commitment and the Contract Advances owing to it within the period ending on the later to occur of such 30th day and the last day of the longest of the then current Interest Periods for such Advances. If any such assignee designated by the Borrower and approved by the Administrative Agent shall fail to consummate such assignment on terms acceptable to such Lender, or if the Borrower shall fail to designate any such assignees acceptable to the Administrative Agent for all or part of such Lender's Commitment or Advances, then such demand by the Borrower shall become ineffective; it being understood for purposes of this subsection (j) that such assignment shall be conclusively deemed to be on terms acceptable to such Lender, and such Lender shall be compelled to consummate such assignment to an Eligible Assignee designated by the Borrower, if such Eligible Assignee (A) shall agree to such assignment by entering into an Assignment and Acceptance with such Lender and (B) shall offer compensation to such Lender in an amount equal to all amounts then owing by the Borrower to such Lender hereunder and under the Note made by the Borrower to such Lender, whether for principal, interest, fees, costs or expenses (other than the demanded payment referred to above and payable by the Borrower as a condition to the Borrower's right to demand such assignment), or otherwise. In addition, in the event that the Borrower shall be entitled to demand the replacement of any Lender pursuant to this subsection (j), the Borrower may, in the case of any such Lender, with the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and provided that no Prepayment Event, Event of Default or event that, with the giving of notice or lapse of time or both, would constitute an Event of Default, shall then have occurred and be continuing, terminate all (but not less than all) such Lender's Commitment and prepay all (but not less than all) such Lender's Advances not so assigned, together with all interest accrued thereon to the date of such prepayment and all fees, costs and expenses and other amounts then owing by the Borrower to such Lender hereunder and under the Note made by the Borrower to such Lender, at any time from and after such later occurring day in accordance with Sections 2.05 and 2.11 hereof (but without the requirement stated therein for ratable treatment of the other Lenders), if and only if, after giving effect to such termination and prepayment, the sum of the aggregate principal amount of the Advances of all Lenders then outstanding does not exceed the then remaining Commitments of the Lenders. Notwithstanding anything set forth above in this subsection (j) to the contrary, the Borrower shall not be entitled to compel the assignment by any Lender demanding payment under Section 2.12(a) of its Commitment and Advances or terminate and prepay the Commitment and Advances of such Lender if, prior to or promptly following any such demand by the Borrower, such Lender shall have changed or shall change, as the case may be, its Applicable Lending Office for its Eurodollar Rate Advances so as to eliminate the further incurrence of such increased cost. In furtherance of the foregoing, any such Lender demanding payment or giving notice as provided above agrees to use reasonable efforts to so change its Applicable Lending Office if, to do so, would not result in the incurrence by such Lender of additional costs or expenses which it deems material or, in the sole judgment of such Lender, be inadvisable for regulatory, competitive or internal management reasons.

     (j) Anything in this Section 8.07 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of its Commitment and the Advances owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

     SECTION 8.08.  Governing Law.

     THIS  AGREEMENT  AND  THE NOTES SHALL BE  GOVERNED  BY,  AND
CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     SECTION 8.09.  Consent to Jurisdiction; Waiver of Jury Trial.

     (a) To the fullest extent permitted by law, the Borrower hereby irrevocably (i) submits to the non-exclusive jurisdiction of any
New York State or Federal court sitting in New York City and any appellate court from any thereof in any action or proceeding arising out of or relating to this agreement or any other Loan Document, and (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in such New York
State  court  or  in  such Federal court.   The  Borrower  hereby
irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower also irrevocably consents, to the fullest extent permitted by law, to the service of any and all process in any such action or proceeding by the mailing by certified mail of copies of such process to the Borrower at its address specified in Section 8.02. The Borrower agrees, to the fullest extent permitted by law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (b) THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY NOTE, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

     SECTION 8.10.  Execution in Counterparts.

     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              ENTERGY CORPORATION



                              By
                               Name:
                               Title:



                              CITIBANK, N.A.,
                                 as Administrative Agent and Bank



                              By
                               Name:
                               Title:

                              BANKS

                              ABN AMRO BANK N.V.



                              By__________________________________
                               Name:
                               Title:


                              By__________________________________
                               Name:
                               Title:


                              BARCLAYS BANK PLC



                              By__________________________________
                               Name:
                               Title:


                              THE BANK OF NEW YORK



                              By__________________________________
                               Name:
                               Title:


                              THE BANK OF NOVA SCOTIA



                              By__________________________________
                               Name:
                               Title:



                              BANK ONE, NA



                              By__________________________________
                               Name:
                               Title:

                            BAYERISCHE LANDESBANK GIROZENTRALE,
                               CAYMAN ISLANDS BRANCH



                            By__________________________________
                              Name:
                              Title:



                            By__________________________________
                              Name:
                              Title:

                              THE CHASE MANHATTAN BANK, N.A.



                            By__________________________________
                               Name:
                               Title:


                              CREDIT AGRICOLE INDOSUEZ



                              By__________________________________
                               Name:
                               Title:


                              By__________________________________
                               Name:
                               Title:


                              THE INDUSTRIAL BANK OF JAPAN,
                                 LIMITED NEW YORK BRANCH



                              By__________________________________
                               Name:
                               Title:


                              KBC BANK N.V.



                              By__________________________________
                               Name:
                               Title:


                              By__________________________________
                               Name:
                               Title:


                              MELLON BANK, N.A.



                              By__________________________________
                               Name:
                               Title:


                              THE ROYAL BANK OF SCOTLAND PLC



                              By__________________________________
                               Name:
                               Title:


                              UNION BANK OF CALIFORNIA, N.A.



                              By__________________________________
                               Name:
                               Title:

                          WESTDEUTSCHE LANDESBANK GIROZENTRALE



                          By__________________________________
                            Name:
                            Title:


                          By__________________________________
                            Name:
                            Title:

                           SCHEDULE I

                       ENTERGY CORPORATION

                  $500,000,000 Credit Agreement



Name of Bank           Domestic                       Eurodollar
                       Lending Office                 Lending Office
ABN AMRO Bank N.V.     208 South LaSalle Street       208 South LaSalle Street
                       Suite 1500                     Suite 1500
                       Chicago, IL 60604-1003         Chicago, IL 60604-1003
                       Attn: Credit Administration    Attn: Credit Administration
                       Telephone: 312-992-5110        Telephone: 312-992-5110
                       Fax:  312-992-5111             Fax:  312-992-5111
The Bank of New York   One Wall Street                One Wall Street
                       New York, NY 10286             New York, NY 10286
                       Attn:  Steve Kalachman /       Attn:  Steve Kalachman /
                              Lisa Williams                  Lisa Williams
                       Telephone: 212-635-7881        Telephone: 212-635-7881
                                  212-635-7535                   212-635-7535
                       Fax: 212-635-7923              Fax: 212-635-7923
                            212-635-7924                   212-635-7924
The Bank of Nova       600 Peachtree Street N.E.      600 Peachtree Street N.E.
Scotia                 Suite 2700                     Suite 2700
                       Atlanta, GA 30308              Atlanta, GA 30308
                       Attn: Donna Gardner            Attn: Donna Gardner
                       Telephone: 404-877-1559        Telephone: 404-877-1559
                       Fax: 404-888-8998              Fax: 404-888-8998
Bank One, NA           1 Bank One Plaza               1 Bank One Plaza
                       Suite 0634                     Suite 0634
                       Chicago, IL 60670              Chicago, IL 60670
                       Attn: Mattie Reed              Attn: Mattie Reed
                       Telephone: 312-732-5219        Telephone: 312-732-5219
                       Fax: 312-732-4840              Fax: 312-732-4840
Barclays Bank PLC      222 Broadway                   222 Broadway
                       New York, NY 10038             New York, NY 10038
                       Attn: Marsha Hamlette /        Attn: Marsha Hamlette /
                             Sydney Dennis                  Sydney Dennis
                       Telephone: 212-412-4081        Telephone: 212-412-4081
                                  212-412-2410                   212-412-2410
                       Fax: 212-412-6709              Fax: 212-412-6709
Bayerische             560 Lexington Avenue           Brienner Strasse 20
Landesbank             New York, NY 10022             D-80333 Munich, Germany
Girozentrale           Attn: Patricia Sanchez         Attn: Eurodollar Lending Office
                       Telephone: 212-310-9810        Telephone: 011-49-89-2171-01
                       Fax: 212-310-9930              Fax:
Credit Agricole        55 East Monroe                 55 East Monroe
Indosuez               Chicago, IL 60603              Chicago, IL 60603
                       Attn: Wilma Persenaire         Attn: Wilma Persenaire
                       Telephone: 312-917-7424        Telephone: 312-917-7424
                       Fax: 312-372-4421              Fax: 312-372-4421
The Chase Manhattan    One Chase Manhattan Plaza      One Chase Manhattan Plaza
   Bank                New York, NY 10081             New York, NY 10081
                       Attn: Lynette Lang             Attn: Lynette Lang
                       Telephone: 212-552-7692        Telephone: 212-552-7692
                       Fax: 212-552-5777              Fax: 212-552-5777
Citibank, N.A.         One Court Square               One Court Square
                       Seventh Floor, Zone 1          Seventh Floor, Zone 1
                       Long Island City, NY 11120     Long Island City, NY 11120
                       Attn: John Mann                Attn: John Mann
                       Telephone: 718-248-4504        Telephone: 718-248-4504
                       Fax: 718-248-4844              Fax: 718-248-4844
The Industrial Bank    New York Branch                New York Branch
of Japan, Limited      1251 Avenue of the Americas    1251 Avenue of the Americas
                       New York, NY 10020-1104        New York, NY 10020-1104
                       Attn: Andrew                   Attn: Andrew
                       Encarnacion/Credit             Encarnacion/Credit
                       Administration                 Administration
                       Telephone: 212-282-4065        Telephone: 212-282-4065
                       Fax: 212-282-4480              Fax: 212-282-4480
KBC Bank N.V.          New York Branch                New York Branch
                       125 West 55th Street           125 West 55th Street
                       New York, NY 10019             New York, NY 10019
                       Attn: Charlene                 Attn: Charlene
                       Cumberbatch/Loan               Cumberbatch/Loan
                       Administration                 Administration
                       Telephone: 212-541-0653        Telephone: 212-541-0653
                       Fax: 212-956-5581              Fax: 212-956-5581
Mellon Bank, N.A.      Three Mellon Bank Center       Three Mellon Bank Center
                       Room 1203                      Room 1203
                       Pittsburgh, PA 15259-0003      Pittsburgh, PA 15259-0003
                       Attn: Brenda Leiezapf          Attn: Brenda Leiezapf
                       Telephone: 412-234-8161        Telephone: 412-234-8161
                       Fax: 412-209-6146              Fax: 412-209-6146
The Royal Bank of      Wall Street Plaza              Wall Street Plaza
Scotland PLC           26th Floor                     26th Floor
                       88 Pine Street                 88 Pine Street
                       New York, NY 10035             New York, NY 10035
                       Attn: Helena Griffen           Attn: Helena Griffen
                       Telephone: 212-269-1700        Telephone: 212-269-1700
                       Fax: 212-344-4065              Fax: 212-344-4065
Union Bank of          445 S. Figueroa Street         445 S. Figueroa Street
California, N.A.       15th Floor                     15th Floor
                       Los Angeles, CA 90071          Los Angeles, CA 90071
                       Attn:  Dennis Blank            Attn:  Dennis Blank
                       Telephone:  213-236-6564       Telephone:  213-236-6564
                       Fax:  213-236-4096             Fax:  213-236-4096
Westdeutsche           1211 Avenue of the Americas    1211 Avenue of the Americas
Landesbank             New York, NY 10036             New York, NY 10036
Girozentrale, New      Attn:                          Attn:
York Branch            Telephone:                     Telephone:
                       Fax:                           Fax:


                           SCHEDULE II

                       COMMITMENT SCHEDULE


            Name of Lender                  Commitment
                                              Amount
Citibank, N.A.                           $55,000,000
The Bank of New York                     $50,000,000
ABN AMRO Bank N.V.                       $45,000,000
Bank One, NA                             $45,000,000
Bayerische Landesbank Girozentrale       $45,000,000
The Chase Manhattan Bank                 $35,000,000
The Royal Bank of Scotland PLC           $35,000,000
The Bank of Nova Scotia                  $25,000,000
Barclays Bank PLC                        $25,000,000
Credit Agricole Indosuez                 $25,000,000
The Industrial Bank of Japan             $25,000,000
KBC Bank NV                              $25,000,000
Union Bank of California, N.A.           $25,000,000
Westdeutsche Landesbank Girozentrale,    $25,000,000
   New York Branch
Mellon Bank, N.A.                        $15,000,000

                     Total Commitment:  $500,000,000

                           EXHIBIT A-1

                      FORM OF CONTRACT NOTE





U.S.$                                 Dated:                , 20



     FOR VALUE RECEIVED, the undersigned, ENTERGY CORPORATION, a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to
the  order  of                          (the  "Lender")  for  the
account of its Applicable Lending Office (such term and other capitalized terms herein being used as defined in the Credit Agreement referred to below) the principal sum of _________ Dollars (U.S.$________) or, if less, the aggregate principal amount of the Contract Advances made by the Lender to the Borrower pursuant to the Credit Agreement outstanding on the Termination Date, payable on the Termination Date.

     The Borrower promises to pay interest on the unpaid principal amount of each Contract Advance from the date of such Contract Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Administrative Agent, at 399 Park Avenue, New York, New York 10043, in same day funds. Each Contract Advance made by the Lender to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

     This Promissory Note is one of the Contract Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of May __, 2000 (the "Credit Agreement"), among the Borrower, the Lender and certain other banks parties thereto, and Citibank, N.A., as Administrative Agent for the Lender and such other banks. The Credit Agreement, among other things,
(i) provides for the making of Contract Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Contract Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED  IN
ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.



                              ENTERGY CORPORATION



                              By
                               Name:
                               Title:

           ADVANCES, MATURITIES AND PAYMENTS OF PRINCIPAL


   Date     Amount of   Interest   Principal   Amount of   Notation
             Advance     Period     Paid or      Unpaid    Made By
                        (if any)    Prepaid    Principal
                       of Advance               Balance

                           EXHIBIT A-2

                      FORM OF AUCTION NOTE


U.S.$______________                       Dated: __________, 20__



     FOR VALUE RECEIVED, the undersigned, ENTERGY CORPORATION, a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to
the  order  of                          (the  "Lender")  for  the
account  of  its  Applicable Lending Office (as  defined  in  the
Credit  Agreement referred to below), on            ,  20__,  the
principal amount of                Dollars ($              ).

     The   Borrower  promises  to  pay  interest  on  the  unpaid
principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

     [Interest  Rate:  ____%  per  annum]  [or]  [Description  of
Interest Rate Basis and Margin] (calculated on the basis of a year of ____ days for the actual number of days elapsed).

     Interest Payment Date or Dates: __________

     Prepayment terms:______________________

     Both  principal and interest are payable in lawful money  of
the  United  States  of  America  to                      or  the
account of the Lender at the office of Citibank, N.A., as Administrative Agent, at 399 Park Avenue, New York, New York 10043, in same day funds, free and clear of and without any deduction, with respect to the payee named above, for any and all present and future taxes, deductions, charges or withholdings, and all liabilities with respect thereto to the extent and in the manner provided in the Credit Agreement.

     This Promissory Note is one of the Auction Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of May __, 2000 (the "Credit Agreement"), among the Borrower, the Lender and certain other banks parties thereto, and Citibank, N..A., as Administrative Agent for the Lender and such other banks. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

     The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

      THIS  PROMISSORY NOTE SHALL BE GOVERNED BY,  AND  CONSTRUED
IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                              ENTERGY CORPORATION



                              By
                               Name:
                               Title:

                           EXHIBIT B-1

              FORM OF NOTICE OF CONTRACT BORROWING



Citibank, N.A., as Administrative Agent
 for the Lenders parties
 to the Credit Agreement
 referred to below
Two Pennsway, Suite 200
New Castle, Delaware 19720


                                    [Date]


      Attention:    Bank Loan Syndications



Ladies and Gentlemen:

     The undersigned, Entergy Corporation, refers to the Credit Agreement, dated as of May __, 2000 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citibank, N.A., as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Contract Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Contract Borrowing (the "Proposed Contract Borrowing") as required by Section 2.02(a) of the Credit Agreement:

     (i)  The Business Day of the Proposed Contract Borrowing  is
, 20   .

     (ii) The Type of Contract Advances to be made in connection with the Proposed Contract Borrowing is [Base Rate Advances]
[Eurodollar Rate Advances].

     (iii)      The  aggregate  amount of the  Proposed  Contract
Borrowing is $           .

     (iv)  The  Interest Period for each Eurodollar Rate  Advance
made   as   part   of   the   Proposed  Contract   Borrowing   is
month[s]1.

     The   undersigned  hereby  certifies  that   the   following
statements are true on the date hereof, and will be true on the date of the Proposed Contract Borrowing:

_______________________________
1 Delete for Base Rate Advances.

          (A)   the  representations and warranties contained  in
          Section 4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Contract Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

          (B) no event has occurred and is continuing, or would result from such Proposed Contract Borrowing or from the application of the proceeds therefrom, that constitutes a Prepayment Event or an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.


                              Very truly yours,

                              ENTERGY CORPORATION



                              By
                               Name:
                               Title:

                        EXHIBIT B-2

               FORM OF NOTICE OF AUCTION BORROWING


Citibank, N.A., as Administrative Agent
 for the Lenders parties
 to the Credit Agreement
 referred to below
Two Pennsway, Suite 200
New Castle, Delaware 19720


                                    [Date]


      Attention:    Bank Loan Syndications


Ladies and Gentlemen:

     The undersigned, Entergy Corporation, refers to the Credit Agreement, dated as of May __, 2000 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citibank, N.A., as Administrative Agent for said Lenders, and hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests an Auction Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Auction Borrowing (the "Proposed Auction Borrowing") is requested to be made:

      (A) Date of Auction Borrowing
      (B) Amount of Auction Borrowing
      (C) Maturity Date
      (D) Interest Rate Basis and Margin1
      (E) Interest Computation Basis
      (F) Interest Payment Date(s)
      (G) Prepayment
      (H)
      (I)

     The   undersigned  hereby  certifies  that   the   following
statements are true on the date hereof, and will be true on the date of the Proposed Auction Borrowing:

_______________________________
1 Include if applicable.

          (a)   the  representations and warranties contained  in
     Section 4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Auction Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

          (b) no event has occurred and is continuing, or would result from the Proposed Auction Borrowing or from the application of the proceeds therefrom, that constitutes a Prepayment Event or an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

          (d) after giving effect to the Proposed Auction Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (computed without regard to any Auction Reduction).

     The  undersigned  hereby confirms that the Proposed  Auction
Borrowing  is  to  be  made available to it  in  accordance  with
Section 2.03(a)(v) of the Credit Agreement.


                              Very truly yours,

                              ENTERGY CORPORATION



                              By
                               Name:
                               Title:

                           EXHIBIT B-3

                  FORM OF NOTICE OF CONVERSION



Citibank, N.A., as Administrative Agent
 for the Lenders parties
 to the Credit Agreement
 referred to below
Two Pennsway, Suite 200
New Castle, Delaware 19720


                                    [Date]


      Attention:    Bank Loan Syndications


Ladies and Gentlemen:

     The undersigned, Entergy Corporation, refers to the Credit Agreement, dated as of May __, 2000 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders party thereto and
Citibank, N.A., as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.10 of the Credit Agreement, that the undersigned hereby requests a Conversion under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion (the "Proposed Conversion") as required by Section 2.10 of the Credit
Agreement:

          (i)   The  Business Day of the Proposed  Conversion  is
     __________, _____.

          (ii)  The  Type  of  Advances comprising  the  Proposed
     Conversion   is   [Base  Rate  Advances]  [Eurodollar   Rate
     Advances].

          (iii)       The   aggregate  amount  of  the   Proposed
     Conversion is $__________.

          (iv) The Type of Advances to which such Advances are proposed to be Converted is [Base Rate Advances] [Eurodollar
     Rate Advances].

          (v)   The Interest Period for each Advance made as part
     of the Proposed Conversion is         month(s).1

_______________________________
1 Delete for Base Rate Advances

     The undersigned hereby represents and warrants that the following statements are true on the date hereof, and will be true on the date of the Proposed Conversion:

          (A) The Borrower's request for the Proposed Conversion is made in compliance with Section 2.10 of the Credit
     Agreement; and

          (B) The statements contained in Section 3.02 of the Credit Agreement are true.


                              Very truly yours,

                              ENTERGY CORPORATION



                              By
                               Name:
                               Title:

                            EXHIBIT C

                FORM OF ASSIGNMENT AND ACCEPTANCE

                                          Dated ___________, 20__



     Reference is made to the Credit Agreement, dated as of May __, 2000 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among Entergy Corporation, a Delaware corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as Administrative Agent for the Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

                       (the  "Assignor")  and                (the
"Assignee") agree as follows:

     (a) The Assignor hereby sells and assigns to the Assignee without recourse, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Auction Advances and Auction Notes) which represents the percentage interest specified on
Schedule 1 of all outstanding rights and obligations under the Credit Agreement (other than in respect of Auction Advances and Auction Notes), including, without limitation, such interest in the Assignor's Commitment, the Contract Advances owing to the Assignor, and the Contract Note[s] held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Contract Advances owing to the Assignee will be as set forth in Section 2 of Schedule 1.

     (b) The Assignor (A) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (B) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto;
(C) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other
instrument   or   document  furnished   pursuant   thereto;   and
(D) attaches the Contract Note[s] referred to in paragraph 1 above and requests that the Administrative Agent exchange such Contract Note[s] for a new Contract Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Contract Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto. Except as specified in this Section 2, the assignment hereunder shall be without recourse to the Assignor.

     (c) The Assignee (A) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (B) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (C) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (D) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; [and] (E) specifies as its, Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof [and (vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that it is exempt from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes].1

     (d) Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Assignment and
Acceptance shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto (the "Effective Date"); provided, however, that in no event shall this Assignment and Acceptance become effective prior to the payment for the processing and recordation fee to the Administrative Agent as provided in Section 8.07(a) of the Credit Agreement.

     (e) Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (A) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (B) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     (f) Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the
Administrative Agent shall make all payments under the Credit Agreement and the Contract Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Contract Notes for periods prior to the Effective Date directly between themselves.

     (g)   THIS  ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED  BY,
AND  CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE  STATE  OF  NEW
YORK.

_______________________________
1 If the Assignee is organized under the laws of a jurisdiction outside the United States.

     (h) This Assignment and Acceptance may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were up on the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.


                          [NAME OF ASSIGNOR]



                          By
                            Name:
                            Title:


                          [NAME OF ASSIGNEE]



                          By
                            Name:
                            Title:


                          Domestic Lending Office (and
                            address for notices):
                                 [Address]


                   Eurodollar Lending Office:
                            [Address]



Accepted this      day
of                    , 20__


CITIBANK, N.A., as Administrative Agent



By
  Name:
  Title:

                           Schedule 1
                               to
                    Assignment and Acceptance

                     Dated __________, 20__



Section (a)

     Percentage Interest:                                      %

Section (b)

     Assignee's Commitment:                               $

     Aggregate Outstanding Principal
     Amount of Contract Advances owing                    $
     to the Assignee:

     A Contract Note payable to the
     order of the Assignee
                         Dated:   _________, 20__

                                   Principal amount:      $

[A Contract Note payable to the order of the Assignor
                         Dated:   _________, 20__

                                   Principal amount:      $      ]

Section (c)

     Effective Date1:                   _________, 20__


_______________________________
1 This date should be no earlier than the date of acceptance by the Administrative Agent.

                            EXHIBIT D

                       FORM OF OPINION OF
                    COUNSEL FOR THE BORROWER


                                                           [Date]




To each of the Lenders parties to the
 Credit Agreement referred to below,
 and to Citibank, N.A., as Administrative Agent


                       Entergy Corporation

Ladies and Gentlemen:

     I have acted as counsel to Entergy Corporation, a Delaware corporation (the "Borrower"), in connection with the preparation, execution and delivery of the Credit Agreement, dated as of May __, 2000, by and among the Borrower, the Banks parties thereto and the other Lenders from time to time parties thereto and Citibank, N.A., as Administrative Agent. This opinion is furnished to you at the request of the Borrower pursuant to
Section 3.01(a)(v) of the Credit Agreement. Unless otherwise defined herein or unless the context otherwise requires, terms defined in the Credit Agreement are used herein as therein defined.

     In such capacity, I have examined:

          (i) Counterparts of the Credit Agreement, executed by the Borrower;

          (ii) The Contract Notes, executed by the Borrower;

          (iii) The form of the Auction Notes to be executed and delivered by the Borrower in connection with Auction
     Borrowings;

          (iv)  The  Certificate of Incorporation of the Borrower
     (the "Charter");

          (v)  The Bylaws of the Borrower (the "Bylaws");

          (vi) A certificate of the Secretary of State of the State of Delaware, dated __________, 2000, attesting to the continued corporate existence and good standing of the Borrower in that State;

          (vii) A Certificate of the Secretary of State of the State of Louisiana, dated __________, 2000, attesting that the Borrower is a foreign corporation duly qualified to conduct business in that state;

          (viii) A copy of the Orders dated February 26, 1997 and December 22, 1999, of the Securities and Exchange Commission (File No. 70-8903) under the Public Utility Holding Company Act of 1935 (collectively, the "SEC Order"); and

          (ix) The other documents furnished by the Borrower to the Administrative Agent pursuant to Section 3.01(a) of the Credit Agreement.

I have also examined such other corporate records of the Borrower, certificates of public officials and of officers of the Borrower, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below.

     In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies. In making my examination of documents and instruments executed or to be executed by persons other than the Borrower, I have assumed that each such other person had the requisite power and authority to enter into and perform fully its obligations thereunder, the due authorization by each such other person for the execution, delivery and performance thereof and the due execution and delivery thereof by or on behalf of such person of each such document and instrument. In the case of any such person that is not a natural person, I have also assumed, insofar as it is relevant to the opinions set forth below, that each such other person is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was created, and is duly qualified and in good standing in each other jurisdiction where the failure to be so qualified could reasonably be expected to have a material effect upon its ability to execute, deliver and/or perform its obligations under any such document or instrument.. I have further assumed that each document, instrument, agreement, record and certificate reviewed by me for purposes of rendering the opinions expressed below has not been amended by any oral agreement, conduct or course of dealing between the parties thereto.

     As to questions of fact material to the opinions expressed herein, I have relied upon certificates and representations of officers of the Borrower (including but not limited to those contained in the Credit Agreement and certificates delivered upon the execution and delivery of the Credit Agreement) and of appropriate public officials, without independent verification of such matters except as otherwise described herein.

     Whenever my opinions herein with respect to the existence or absence of facts are stated to be to my knowledge or awareness, it is intended to signify that no information has come to my attention or the attention of other counsel working under my direction in connection with the preparation of this opinion letter that would give me or them actual knowledge of the existence  or  absence  of such facts.  However,  except  to  the extent expressly set forth herein, neither I nor they have undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to my or their knowledge of the existence or absence of such facts should be assumed.

     On the basis of the foregoing, having regard for such legal consideration as I deem relevant, and subject to the other limitations and qualifications contained in this letter, I am of the opinion that:

     (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted or the property owned, operated or leased by it requires such qualification.

     (b) The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Charter or the Bylaws or (ii) law or (iii) any contractual or legal restriction binding on or affecting the Borrower. The Credit Agreement and the Contract Notes have been duly executed and delivered on behalf of the Borrower. When completed in the form thereof attached as Exhibit A-2 to the Credit Agreement, and executed by an authorized officer of the Borrower and delivered on behalf of the Borrower, each Auction Note will have been duly executed and delivered by the Borrower.

     (c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Credit Agreement and the Notes, except for the SEC Order, which has been obtained, is final and in full force and effect, and is not the subject of any appeal.

     (d) Except as disclosed in the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and in the Borrower's Quarterly Report on Form 10-Q for the period ended March 31, 2000, there is no pending or, to the best of my knowledge, threatened action or proceeding affecting the Borrower or any of its subsidiaries before any court, governmental agency or arbitrator that reasonably could be expected to affect materially and adversely the condition (financial or otherwise), operations, business, properties or prospects of the Borrower or its ability to perform its obligations under the Credit Agreement or any Note, or that purports to affect the legality, validity, binding effect or enforceability of the Credit Agreement or any Note. To the best of my knowledge, after inquiry, there has been no change in any matter disclosed in such filings that reasonably could be expected to result in such a material adverse effect.

     (e) The Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

     (f) The Credit Agreement and the Contract Notes constitute, and the Auction Notes, when completed in the form thereof attached as Exhibit A-2 to the Credit Agreement and executed by an authorized officer of the Borrower and delivered on behalf of the Borrower in accordance with the terms of the Credit Agreement, will constitute, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

     My   opinions   above   are   subject   to   the   following
qualifications:

          (i)  My opinions are subject, as to enforceability,  to
     (A) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors rights generally and
     (B) the application of general principles of equity, including but not limited to the right to have specific performance of contract obligations, regardless of whether considered in a proceeding in equity or at law.

          (ii) My opinion in paragraph (a) above, insofar as it relates to the due incorporation, valid existence and good standing of the Borrower under Delaware law, is given exclusively in reliance upon a certification of the Secretary of State of Delaware, upon which I believe I am justified in relying. A copy of such certification has been provided to you.

          (iii) My opinion set forth in paragraph (c) above as to the obtaining of necessary governmental and regulatory approvals is based solely upon a review of those laws that, in my experience, are normally applicable to the Borrower in connection with transactions of the type contemplated by the Credit Agreement.

          (iv) My opinion in paragraph (f) above as to the legality, validity, binding nature and enforceability of the Credit Agreement and the Notes is given in reliance upon a legal opinion of even date herewith of Thelen Reid & Priest LLP, New York counsel to the Borrower, and is subject to the assumptions, limitations and qualifications contained therein. A copy of the legal opinion of Thelen Reid & Priest LLP, is being provided to you contemporaneously herewith.

Notwithstanding  the qualifications set forth above,  I  have  no
actual  knowledge  of  any  matter  within  the  scope  of   said
qualifications that would cause me to change the opinions set forth in this letter.

     I am licensed to practice law only in the States of Louisiana and Mississippi and, except as otherwise provided herein, my role as counsel to the Company is limited to matters involving the laws of the State of Louisiana and the federal laws of the United States of America. Except to the extent otherwise expressly set forth herein, and except with respect to matters governed by the General Corporation Law of Delaware, I render no opinion on the laws of any other jurisdiction or any subdivision thereof, and have made no independent investigation into any such laws except as specifically provided herein.

     My opinions are expressed as of the date hereof, and I do not assume any obligation to update or supplement my opinions to reflect any fact or circumstance that hereafter comes to my attention, or any change in law that hereafter occurs.

     This opinion letter is being provided exclusively to and for the benefit of the addressees hereof. It is not to be furnished to or relied upon by any other party for any other purpose, without prior express written authorization from us, except that
(A) Thelen Reid & Priest LLP may rely hereon in connection with their opinion to you of even date herewith on behalf of the Borrower as to matters of New York law, (B) King & Spalding hereby is authorized to rely on this letter in the rendering of their opinion to the Lenders dated as of the date hereof; and
(C) any addressee of this letter may deliver a copy hereof to any person that becomes a Lender under the Credit Agreement after the date hereof, and such person may rely on this opinion as if it had been addressed and delivered to it on the date hereof as an original Bank that was a party to the Credit Agreement.


                              Very truly yours,



                              Ann G. Roy

Bank Addressees:

                            EXHIBIT E

                   OPINION OF SPECIAL NEW YORK
                      COUNSEL TO THE AGENT




                                                     May 18, 2000


To each of the Lenders parties to the
 Credit Agreement referred to below,
 and to Citibank, N.A., as Administrative Agent


                       Entergy Corporation

Ladies and Gentlemen:

     We have acted as special New York counsel to Citibank, N.A., individually and as Administrative Agent, in connection with the preparation, execution and delivery of the Credit Agreement, dated as of May 18, 2000 (the "Credit Agreement"), among Entergy Corporation, the Banks parties thereto and Citibank, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined.

     In   this   connection,  we  have  examined  the   following
documents:

     (a) a counterpart of the Credit Agreement, executed by the parties thereto;

     (b)  the Contract Notes to the order of each Bank;

     (c) the form of the Auction Notes, attached as Exhibit A-2 to the Credit Agreement, to be executed and delivered by the Borrower in connection with any Auction Borrowing; and

     (d)   the  other  documents furnished to the  Administrative
Agent pursuant to Section 3.01(a) of the Credit Agreement, including (without limitation) the opinion (the "Opinion") of Ann
G. Roy, counsel to the Borrower.

     In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents and the conformity to the originals of all such documents submitted to us as copies. We have also assumed that you have independently evaluated, and are satisfied with, the creditworthiness of the Borrower and the business terms reflected in the Credit Agreement. We have relied, as to factual matters, on the documents we have examined.

     To the extent that our opinions expressed below involve conclusions as to matters governed by law other than the law of the State of New York, we have relied upon the Opinion and have assumed without independent investigation the correctness of the matters set forth therein, our opinions expressed below being subject to the assumptions, qualifications and limitations set forth in the Opinion.

     Based upon and subject to the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Credit Agreement and the Contract Notes are, and upon their completion, execution and delivery in accordance with the terms of the Credit Agreement, the Auction Notes will be, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

     Our opinion is subject to the following qualifications:

          (i) The enforceability of the Borrower's obligations under the Credit Agreement and the Notes is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar law affecting creditors' rights generally.

          (ii) The enforceability of the Borrower's obligations under the Credit Agreement and the Notes is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Such principles of equity are of general application, and, in applying such principles, a court, among other things, might not allow a contracting party to exercise remedies in respect of a default deemed immaterial, or might decline to order an obligor to perform covenants.

          (iii) We note further that, in addition to the application of equitable principles described above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification under circumstances where the conduct of such parties is determined to have constituted negligence.

          (iv)  We  express no opinion herein as to  (A)  Section
     8.05 of the Credit Agreement, (B) the enforceability of provisions purporting to grant to a party conclusive rights of determination, (C) the availability of specific performance or other equitable remedies, (D) the enforceability of rights to indemnity under federal or state securities laws or (E) the enforceability of waivers by parties of their respective rights and remedies under law.

          (v) Our opinions expressed above are limited to the law of the State of New York, and we do not express any opinion herein concerning any other law.

     The foregoing opinion is solely for your benefit and may not be relied upon by any other person or entity, other than any Person that may become a Lender under the Credit Agreement after the date hereof.


                         Very truly yours,


_______________________________
1 Delete for Base Rate Advances.

2 Include if applicable.

3 Delete for Base Rate Advances

  1 If the Assignee is organized under the laws of a jurisdiction outside the United States.
1 This date should be no earlier than the date of acceptance by the Administrative Agent.